EXHIBIT 10.15

LEASE

between

ROCKBER PARTNERS, LLC

a Delaware limited liability company

(“Lessor”)

and

MCGHAN MEDICAL CORPORATION

a California corporation

(“Lessee”)

CONFIDENTIAL

[SEAL OF McGHAN MEDICAL CORPORATION

PROPRIETARY INFORMATION]

TABLE OF CONTENTS

SECTION

1. LEASE OF PREMISES

2. TERM
2.1 Commencement of Term
2.2 Delay in Commencement
2.3 Option to Renew

3. RENT
3.1 Initial Annual Rent
(a) Rental Deposit
3.2 Additional Rent
3.3 No Reduction or Offset
3.4 Definitions
3.5 Rent Adjustment for Consumer Price Index
3.6 Calculation and Payment
3.7 End of Term

4. SECURITY DEPOSIT

5. USE
5.1 Use
5.2 Compliance with Law; Nuisance
5.3 Insurance Cancellation
5.4 Hazardous Substances
(a) Hazardous Materials Handling Report describing the safe handling of hazardous materials to prevent accidents
5.5 Environmental Laws
(a) Compliance with Environmental Laws
(b) Hazardous Materials Handling
(c) Notices
(d) Indemnification

6. MAINTENANCE, REPAIRS AND ALTERATIONS
6.1 Lessor’s Obligations
6.2 Lessee’s Obligations
6.3 Alterations and Additions
6.4 Surrender
6.5 Lessor’s Rights

7. INSURANCE
7.1 Lessee’s Liability Insurance
7.2 Lessee’s Worker’s Compensation Insurance
7.3 Lessee’s Fire and Extended Coverage Insurance
7.4 Policy Requirements
7.5 Lessor’s Rights
7.6 Lessor’s Insurance

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7.7 Indemnification
7.8 Exemption of Lessor from Liability

8. DAMAGE OR DESTRUCTION

8.1 Partial Damage
8.2 Damage Near End of Term
8.3 Abatement of Rent; Lessee’s Remedies
8.4 Insurance Proceeds Upon Termination
8.5 Restoration

9. PERSONAL PROPERTY TAXES

10. UTILITIES

11. ASSIGNMENT AND SUBLETTING

12. DEFAULTS; REMEDIES
12.1 Default by Lessee
12.2 Remedies for Default by Lessee
12.3 Default by Lessor
12.4 Late Charges

13. CONDEMNATION OR RESTRICTION ON USE
13.1 Eminent Domain
13.2 Abatement of Rent
13.3 Temporary Taking
13.4 Voluntary Sale as Taking

14. BROKERS

15. LESSOR’S LIABILITY

16. PARKING

17. GENERAL PROVISIONS
17.1 Estoppel Certificate
17.2 Severability
17.3 Time of Essence
17.4 Captions
17.5 Notices
17.6 Waivers
17.7 Holding Over
17.8 Cumulative Remedies
17.9 Inurement
17.10 Choice of Law
17.11 Subordination
17.12 Attorneys’ Fees
17.13 Lessor’s Access

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17.14 Corporate Authority
17.15 Surrender or Cancellation
17.16 Entire Agreement
17.17 Signs
17.18 Interest on Past Due Obligations
17.19 Gender; Number
17.20 Recording of Lease
17.21 Waiver of Subrogation
17.22 Confidentiality of Lease
17.23 Quiet Enjoyment
17.24 Window Coverage
17.25 Materials Storage Restrictions
17.26 No Agency
17.27 Force Majeure
17.28 Accord and Satisfaction
17.29 Financial Statements
17.30 Supersedes Proposal to Lease
17.31 Construction
17.32 Non-Disturbance Agreement
17.33 Consent

18. CONSTRUCTION OF TENANT IMPROVEMENTS
18.1 Tenant Improvements
18.2 Tenant Improvement Allowance

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Net, Net, Net

LEASE

THIS LEASE dated November    , 1999, for reference purposes only is made between the Lessor and the Lessee named below, effective on the later of the dates set forth under their respective signatures.

BASIC LEASE PROVISIONS

1.	Premises:	The entire single story building referred to as CP3 (the “Building”) located at 7 South Los Carneros Road, Goleta, California and depicted on the Site Plan attached hereto as Exhibits A and A-1

	Project:	Campus Pointe

	Use of Premises:	General office, manufacturing, warehousing, research and development, shipping and receiving in compliance with Santa Barbara County zoning regulations of MR-P.

2.	Leased Area:	As generally depicted on Exhibit A

Square Feet:

105,257 square feet for the Entire Premises (consisting of 8,850 square feet for the “Initial Premises” and 96,407 square feet for the “Remaining Premises”, as generally depicted on Exhibit A attached hereto and made a part hereof).

3.	Lessee’s Percentages:

	Building:	100%

	Common Area:	50.56%

4.	Initial Annual Rent:	$130,626.00 ($1.23 psf per month) — Initial Premises $1,422,967.32 ($1.23 psf per month) — Remaining Premises $1,553,593.32 ($1.23 psf per month) — Entire Premises

	Rental Deposit:	$129,466.11 (which shall be applied to the Rent payable for the month of July 2000).

	Rent Adjustment:	Rent to be increased annually in accordance with the CPI (with a minimum of 2.5% and a maximum of 6.5%).

5.	Initial Monthly Rental Installments:	$129,466.11

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6.	Term:

Approximately Fifteen (15) years and three (3) months commencing on the Commencement Date set forth in item 7 below and ending on the Termination Date set forth in item 7 below, plus two (2) five (5) year option periods.

7.	Commencement Date:	Upon mutual execution of the Lease.

	Rent Commencement Dates:	March 1, 2000 for the Initial Premises and July 1, 2000 for the Remaining Premises

	Termination Date:	December 31, 2014 for the Entire Premises

8.	Security Deposit:	$129,466.11

9.	Broker(s):	CB Richard Ellis and Blair Hayes Commercial

10.	Parking Spaces Provided:	255 unreserved parking spaces.

11.

Submission of this instrument for examination or signature by the Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both the Lessee and the Lessor.  This document will be deemed withdrawn by the Lessor if not executed by the Lessee and delivered to the Lessor by November    , 1999.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 19 which follow, and any attached Exhibits or Addenda, as of the date first above written.

LESSOR:

Date: Nov. 16, 1999
ROCKBER PARTNERS, LLC, a Delaware limited liability company

	By:	Los Carneros Investors, LLC, a California limited liability company

		By:	Bermant Development Company, a California corporation, Manager

		By:	/s/ Jeffrey C. Bermant
Jeffrey C. Bermant, President

Address:

5383 Hollister Avenue. Suite 150 Santa Barbara, California 93111

LESSEE:

Date: Nov. 15, 1999
MCGHAN MEDICAL CORPORATION, a California corporation

	By:	/s/ C.S. Eschbach

	Name and Title:		C.S.ESCHBACH, PRESDENT & CEO

Address:

700 Ward Drive Santa Barbara, CA 93111 Attention: David Heinz, Director of Facilities

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1.             LEASE OF PREMISES

The Lessor hereby leases to the Lessee and the Lessee leases from the Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, the Premises identified in item 1 of the Basic Lease Provisions, together with the non-exclusive use, in common, with the Lessor and other tenants of the Project and their respective invitees, of common areas of the Project including, without limitation, the parking areas adjoining the Building.  The Lessee and the Lessor have agreed on the square footage set forth in item 2 of the Basic Lease Provisions and each party will be bound by item 2 through the term of this Lease or any extension thereof.  The approximate anticipated configuration of the Project and the location of the Building, Premises and associated common and parking areas is indicated on Exhibit B. The size, location and function of the buildings and related structures depicted here are approximate.  The configuration of the development, the design, size, function and location of all other improvements, and the identity and location of other tenants to the extent depicted are subject to change without notice for any reason deemed sufficient by the Lessor.  The Lessor reserves the right to alter the configuration of the Project to construct additional improvements thereon to withdraw areas therefrom from time to time and alter the configuration of the associated common and parking areas, provided that the number of parking spaces intended for the Lessee’s use shall not thereby be materially diminished.  The Lessee shall be allocated the number of parking spaces set forth in item 10 of the Basic Lease Provisions as depicted on Exhibit B-1, and the Lessee acknowledges that the Lessor shall have no responsibility to supervise or police the usage of the parking lot by the tenants of the Project.  Nothing in this Lease shall cause the Lessor in any way to be construed as an employer, employee, fiduciary, a partner, a joint venturer or otherwise associated in any way with the Lessee in the operation of the Premises, or to subject the Lessor to any obligation, loss, charge or expense connection with or arising from the Lessee’s operation or use of the Premises.

Pursuant to Section 1652 of the California Civil Code, it is understood and agreed that the general intent and purpose of this Lease is that this Lease shall be an absolute triple net lease with respect to the Lessor.  The Lessee shall pay its pro rata share of all insurance, utilities, all operating costs for the Premises, the common areas of the Project, and the land on which it is situated (excluding any unimproved property).  It is intended that the rental return to the Lessor shall not be reduced, offset or diminished directly or indirectly by any cost, charge, or expense due from the Lessee and others in connection with the Premises, Project or land upon which it is situated, nor subject to suspension or termination for any reason, except as provided herein.  It is acknowledged and agreed that all provisions of this Lease shall be interpreted in a manner consistent with and subordinate to such general intent and purpose.

2.             TERM

2.1          Commencement of Term

(a)           The term of the Lease shall commence on the Commencement Date (which shall be the date of full execution of this Lease) as shown in item 7 of the Basic Lease Provisions, and ending on the Termination Date, unless sooner terminated pursuant to any provision hereof, or extended if Lessee exercises its option(s) to renew the term of the Lease in accordance with Section 2.3 below.  Upon mutual execution of this Lease and Lessee’s compliance with the requirements of Section 7.4 below, Lessor shall deliver possession of the Premises to Lessee, and Lessee shall have the right to use and occupy the Initial Premises and the Remaining Premises upon the terms and conditions of this Lease.

(b)           The payment of rent and additional rent for the Initial Premises and Remaining Premises shall commence on the respective Rent Commencement Date(s) as shown item 7 of the Basic Lease Provisions.

(c)           Lessee’s right to occupy the Initial Premises or Remaining Premises shall be rent-free until the respective Rent Commencement Dates for the Initial Premises and the Remaining Premises; provided, however, Lessee shall pay utilities pursuant to Sections 10 and 18.1 for period from and after the Lessee’s date of occupancy of the Premises.

2.2          Delay in Commencement.  Notwithstanding the Commencement Date set forth in item 7 of the Basic Lease Provisions, if for any reason the Lessor cannot deliver possession of the Premises to the Lessee upon mutual execution of this Lease, the Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of the Lessee hereunder or extend the term hereof provided, however, that if the Lessor shall not have delivered possession of the Premises within twelve (12) months after date of full execution of this Lease, subject to delays caused by Lessee or events of force majeure, the Lessee may, at the Lessee’s option by notice in writing to the Lessor, within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder.  The Lessee shall not be obligated to pay rent until delivery of possession of the Premises has occurred.

2.3          Option to Renew.  The Lessor hereby grants to the Lessee the right to renew this Lease, solely as to the space then occupied, for two (2) additional five (5)-year periods, upon the same terms, covenants and conditions as are provided in this Lease (including the rental adjustment provisions contained in Section 3.5), except as provided in this paragraph.

(a)           Notice.  The Lessee shall give notice to the Lessor in writing of the Lessee’s election to exercise such option no less than six (6) months nor earlier than twelve (12) months prior to the expiration of the Term.  The Lessee shall not be entitled to exercise the option if, at the time of such exercise: (i) the Lessee is in default of any provision of this Lease and Lessee has not to commenced to cure such default, either before or after exercise of the option, within thirty (30) days after written notice of such default from the Lessor to the Lessee and diligently prosecute such cure to completion; or (ii) if the Lessor has delivered to the Lessee more than two (2) notices of default under this Lease within the previous twelve (12) months.

(b)           Non-Transferable Option.  The rights contained in this Section 2.3 may be exercised by the originally named Lessee, an “affiliate” (as defined in Section 11.8) or by any assignee of the Lessee’s interest in the Lease if the assignment has been approved by the Lessor under Article 11 of this Lease.  Such rights may not be exercised by any sublessee of all or any portion of the Premises.

(c)           Rent During Option Term.

(1)           Effective on the first day of each option period, rent shall be increased (but not decreased) to an amount equal to the greater of (A) ninety percent (90%) of the fair market rent of the Premises as of the commencement of the option period, as determined by Lessor, the amount of which Lessor shall notify Lessee of prior to the commencement of the option period, or (B) the then-current rent, increased in accordance with the terms of Section 3.5. Thereafter, rent shall be adjusted in accordance with the terms of Section 3.5.

(2)           If Lessee objects to Lessor’s determination of the fair market rent of the Premises for the option period, Lessee shall notify Lessor in writing, within thirty (30) days after receipt of Lessor’s notice of the fair market rent determination, that Lessee disagrees with Lessor’s determination of fair market rent.  In the event that Lessor and Lessee are unable to agree upon the fair market rent of the Premises, then the fair market rent shall be determined by appraisal in the manner provided below.  Until the appraisal procedures are finalized, Lessee shall continue to pay to Lessor the amount of rent due pursuant to Section 2.3(c)(1)(B) above.  After the determination of the appraisers is final, Lessee shall promptly make payment to Lessor for any underpayment of rent owing for prior months.

(3)           The fair market rent of the Premises shall be determined as follows:  The Premises shall be appraised by an MAI appraiser chosen by Lessor (“First Appraisal”) and the appraisal report forwarded to Lessee.  If the First Appraisal is deemed unacceptable by Lessee, then Lessee shall so advise Lessor in writing within ten (10) working days after receipt of the First Appraisal and Lessee shall have the right to engage an MAI appraiser to appraise the Premises (“Second Appraisal”) and the appraisal report forwarded to Lessor.  In the event Lessor shall deem the Second Appraisal to the unacceptable, then Lessor shall advise Lessee within ten (10) working days after receipt of the Second Appraisal, and the first appraiser and second appraiser shall together choose a third MAI appraiser who shall appraise the Premises (“Third Appraisal”) and forward the appraisal report to Lessor and Lessee.  The fair market rent for the Premises shall be the average of the two (2) closest appraisals.  The “fair market rent” shall mean the rent then being charged for comparable space in similar buildings in the vicinity of the Building (i.e., buildings of similar age, grade and quality taking into consideration any recent remodeling or renovations), with similar amenities, taking into consideration the size, location, improvements (excluding any tenant improvement allowances as Lessee shall not receive any tenant improvement allowance during any option period), the proposed term of the Lease, the extent of services to be provided within the rental, and other relevant terms or conditions.  The cost of each appraisal shall be borne by the party requesting such appraisal with the cost of the Third Appraisal being shared equally by Lessor and Lessee.

3.             RENT

3.1          Initial Annual Rent.  The Lessee shall pay to the Lessor as rent for the Premises an Initial Annual Rent in the amount specified in item 4 of the Basic Lease Provisions in equal monthly installments in the amount specified in item 5 of the Basic Lease Provisions in advance on the first day of each month, which amounts shall be subject to adjustments as set forth in Section 3.5 below.

(a)           Rental Deposit.  Upon Lease execution, the Lessee shall deposit with the Lessor the amount provided in item 4 of the Basic Lease Provisions.

3.2          Additional Rent.     The Lessee shall reimburse the Lessor, as additional rent, in the manner and at the times provided, for the Lessee’s proportionate share of all Building Operating Expenses and Common Area Operating Expenses (as hereinafter defined) incurred by the Lessor.  The Lessee’s proportionate share of such Building Operating Expenses and Common Area Operating Expenses shall be based upon the Lessee’s Building Percentage in the case of Building Operating Expenses, and upon the Lessee’s Common Area Percentage in the case of Common Area Operating Expenses, all as defined herein.

3.3          No Reduction or Offset.  All Rent due under this Lease shall be payable without deduction, abatement or offset, except as provided in Sections 8.3, 12.3 and 13.2 below

3.4          Definitions:  For purposes of this Article 3:

(a)           The Lessee’s Building Percentage is a percentage calculated by dividing the Leased Area of the Premises by the leasable area of the Building, and is stipulated to be as shown in item 3 of the Basic Lease Provisions.

(b)           Building Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation, repair, replacement and maintenance of the Building, including, but not limited to, heating and air conditioning; all real property taxes (as hereinafter defined) imposed upon or with respect to the Building and related improvements (exclusive of the land underlying all such improvements); all fire and extended coverage, earthquake, loss of rents, vandalism, malicious mischief and other insurance covering the Building and losses suffered which fall below the insurance deductible; utilities; materials and supplies; fire protection; amortization of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs over such reasonable period as the Lessor shall determine (together with interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount); and an amount equal to three percent (3%) of the Annual Rent and all additional rent (as defined in Section 3.2 below) to cover the Lessor’s administrative and overhead expenses (“Administration Fee”).  Building Operating Expenses attributable to the utilities and services furnished pursuant to Article 10 shall be apportioned among the tenants of the Building receiving such services (excluding those tenants furnishing or paying for their own utilities and janitorial services) based on the respective leased areas occupied by such tenants.

(c)           Lessee’s Common Area Percentage is a percentage figure calculated by the project architect by dividing the Leased Area of the Premises by the average leasable area in all improvements, including the Building and other buildings, shown on Exhibit B, during such year as is initially stipulated to be as shown in item 3 of the Basic Lease Provisions.  Lessee’s Common Area Percentage shall be equitably adjusted to reflect (i) the elimination of certain buildings or landscape areas within the Project which become separately owned or maintained or (ii) the addition of improvements to the Project.

(d)           Common Area Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation, repair, replacement and maintenance of driveways, landscaping, walkways, plazas,  parking facilities, perimeter property including, but not limited to:  all items described in Section 6.1 hereof, and any and all other common area of the Project; all real property taxes (as hereinafter defined) imposed upon or with respect to the land included within Exhibit B; all public liability insurance covering Exhibit B, and losses suffered which fall below the insurance deductible; security and fire protection; maintenance of the common areas, gardening, landscaping, repaving, repainting and trash removal; amortization of capital investments for improvements which comply with governmental conservation  or safety programs over such reasonable period as the Lessor shall determine (together with interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount).  General overhead and depreciation of improvements shall not be included in the expenses except as specifically set forth in the foregoing.  Any governmental surcharge, fee or assessment imposed with respect to the parking facilities within Exhibit B shall, to the extent paid by the Lessor and not passed on to the users of said parking facilities, be included in Common Area Operating Expenses.  Common Area Operating Expenses shall exclude maintenance of unimproved portions of the Project.

(e)           Real Property Taxes shall mean any and all real and personal property taxes and assessments incurred during any calendar year, including, but not limited to:  special and extraordinary assessments, meter and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real or personal property, whether or not imposed on or measured by the rent payable by the Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real or personal property, and any gross rental, license or business tax measured by or levied on rent payable or space occupied.  If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such property taxes), the Lessor may, at the Lessor’s option, pay the same and, in such event, any accrued interest on the unpaid balance of such property taxes shall be deemed to be Real Property Taxes as defined herein.  Real Property Taxes shall also include all expenses reasonably incurred by the Lessor in seeking a reduction by the taxing authorities of Real Property Taxes applicable to the Project, but only the to extent a reduction is received.  Lessee shall also have the right to seek a reduction by the taxing authority for Real Property Taxes applicable to the Project, provided Lessee first delivers written notice to Lessor of Lessee’s desire to contest such Real Property Taxes and Lessor, in its sole discretion, refuses to contest such Real Property Taxes.  Lessee shall indemnify, defend, and hold Lessor harmless from and against any and all claims, liabilities, costs and expenses arising from Lessee’s contest of any Real Property Taxes. Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of the Lessor, or any income, profits or excess profits tax, assessment, charge or levy upon the income of the Lessor; provided, however, that if at any time during the term of this Lease under the laws of the United States or the State of California, or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against the Lessor, the same shall be deemed to be Real Property Taxes.  If any such property taxes upon the income of the Lessor shall be imposed on a graduated scale, based upon the Lessor’s aggregate rental income, Real Property Taxes shall include only such portion of such property taxes as would be payable if the rent payable with respect to the Building and Common Areas were the only rental income of the Lessor subject thereto.

3.5          Rent Adjustment for Consumer Price Index.

(a)           On the first day of the first full calendar year following the Commencement Date and on the first day of each calendar year thereafter, the Initial Annual Rent shall be adjusted by the change, if any, from the Base Month specified below, in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, “Urban Wage Earners and Clerical Workers (Revised) Series) All Items - Los Angeles - Anaheim Riverside Average (1982-1984 = 100)”, herein referred to as the “CPI”.

(b)           The monthly rent payable in accordance with Section 3.1 of this Lease shall be calculated as follows:  the Inital Annual Rent set forth in item 4 of the Basic Lease Provisions shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month two months prior to the month(s) specified in Section 3.5(a) above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is two months prior to the Rent Commencement Date for the Initial Premises (“Base Month”).  The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.  In no event shall the increase in Initial Annual Rent pursuant to this paragraph be less than 2.5% per annum or greater than 6.5% per annum.  Notwithstanding the foregoing, the first rental adjustment for the portion of the Annual Rent payable for the Premises shall be prorated to reflect the fact that the Rent Commencement Dates for the Initial Premises and the Remaining Premises occur on March 1, 2000, and July 1, 2000, respectively (e.g., the first rental adjustment as of January 1, 2001, for the Initial Annual Rent payable for the Remaining Premises shall be one-half of the annual amount determined in accordance with this paragraph).

(c)           In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation.  In the event that the parties cannot agree on such alternative index, than the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties.  The cost of said Arbitration shall be paid equally by the parties.

3.6          Calculation and Payment

(a)           Annual rent shall be payable to the Lessor without deduction or offset (except as provided in Sections 8.3, 12.3 and 13.2 below), in lawful money of the United States at the Lessor’s address herein or to such other persons or at such other places as the Lessor designates in writing.  Rent payable for any period for less than one (1) month shall be prorated based upon a thirty (30) day month.

Prior to the commencement of the lease term and of each December thereafter, the Lessor shall give the Lessee a written estimate of the Lessee’s share of Building and Common Area Operating Expenses for the ensuing year or portion thereof.  The Lessee shall pay such estimated amount to the Lessor in equal monthly installments, in advance.  Within ninety (90) days after the end of each calendar year and the end of the Lease Term, the Lessor shall furnish to the Lessee a statement showing in reasonable detail the actual Building and Common Area Operating Expenses incurred by the Lessor during such period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust the Lessee’s estimated payment to the Lessee’s actual proportionate share as shown by such annual statement.  Any amount due the Lessee shall be credited against installments next coming due under this paragraph.

(b)           Within ninety (90) days after each Adjustment Date, the Lessor shall furnish the Lessee with a written statement showing the percentage change in the index for the period ending on the Adjustment Date and specifying the increase, if any, in the annual rent subsequent to the Adjustment Date, talking into account all prior adjustments to annual rent for the period preceding the Adjustment Date pursuant to this paragraph above and applying any percentage increase in the index to the annual rent as previously adjusted.  At the rental payment date next following the Lessee’s receipt of such statement, the Lessee shall pay to the Lessor an amount equal to one-twelfth (1/12th) of the adjustment pursuant to this paragraph (b) multiplied by the number of rent payment dates (including the current one) since the relevant Adjustment Date.  Subsequent rental payments shall be increased by one-twelfth (1/12th) of the adjustment pursuant to this paragraph (b).

(c)           Lessee may audit Lessor’s Building and Common Area Operating Expenses in order to verify the accuracy of amount thereof provided that: (i) Lessee specifically designates the fiscal year(s) that Lessee intends to audit, which shall be a year within two (2) years of the date of the audit but must be within one (1) year following the Lease Term; (ii) such audits shall be limited to one (1) time per calendar year; and (iii) Lessee gives Lessor fourteen (14) days’ prior written notice of any such audit.  Lessee shall deliver to Lessor a copy of the results of such audit within fifteen (15) days of its receipt by Lessee.  No audit shall be conducted at any time that Lessee is in default of any of the terms of the Lease beyond the applicable cure period.  No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.  Lessee shall use commercially reasonable efforts to minimize interference with Lessor’s business during such audits.  If Lessor’s statement of Common Area Operating Expenses for the pertinent calendar year shall be found to have overstated Common Area Operating Expenses by more than five percent (5%), Lessor shall pay to Lessee all reasonable costs and expenses incurred by Lessee for such audit (not to exceed $2,500, which amount shall be increased annually in proportion to the increase in the CPI).

3.7          End of Term.  Upon the expiration or earlier termination of this Lease, the Lessee shall pay the Lessor, as additional rent, the aggregate rental increase which would have been payable by the Lessee pursuant to this Article 3, except for such expiration or termination, for the portion of the year in which termination or expiration occurs through the Termination Date.  The amount of such payment shall be calculated by the Lessor based upon Sections 3.2, 3.3 and 3.5 (using the expiration or Termination Date as the Adjustment Date for

Section 3.5) and the best information then available to the Lessor, and shall give effect to all prior adjustments and payments on account by Lessee pursuant to this Article 3.

4.             SECURITY DEPOSIT

Concurrently with the Lessee’s execution of this Lease, the Lessee shall deposit with the Lessor the sum specified in item 8 of the Basic Lease Provisions as security for the faithful performance by the Lessee of all covenants and conditions of this Lease.  If the Lessee shall breach or default in the performance of any covenants or conditions of this Lease, including the payment of rent, the Lessor may use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any other sum which the Lessor may spend or be required to spend by reason of the Lessee’s default, after written notice to Lessee and an opportunity to cure such default.  If the Lessor so uses or applies all or any portion of said deposit, the Lessee shall, within ten (10) days after written demand therefor, deposit cash with the Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and the Lessee’s failure to do so shall be a material breach of this Lease.  Should the Lessee comply with all covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to the Lessee (or at the option of the Lessor, to the last assignee of the Lessee’s interest in this Lease) at the expiration of the term.  Should the Lessor sell its interest in the Premises, the Lessor may transfer to the purchaser thereof the then unexpended or unappropriated deposit and thereupon the Lessor shall be discharged from any liability for such funds.  Lessor shall deposit the security deposit in a segregated savings account at a federally insured bank selected by Lessor.  Lessor shall endeavor to invest the security deposit in an account which earns the maximum interest rate payable by such bank for federally insured accounts in which the funds are immediately available for withdrawal without penalty or loss of interest and are not subject to time-restrictions.  Provided Lessee is not in default under the Lease, Lessor shall pay Lessee on an annual basis interest earned on the Security Deposit at the rate earned by Lessor as set forth above.

5.             USE

5.1          Use.  The Premises shall be used and occupied for the purposes described in item 1 of the Basic Lease Provisions, permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting the Project, as the same may be amended from time to time, and the Rules and Regulations as the Lessor may from time to time reasonably adopt for the safety, care and cleanliness of the Building and the Project or the preservation of good order.  The Rules and Regulations presently in effect are attached hereto as Exhibit C.  The Lessor shall not be responsible to the Lessee for the non-performance of any of said Rules and Regulations, or non-compliance with said covenants, conditions and restrictions, by any other tenant of the Building or Project.

5.2          Compliance with Law; Nuisance.  The Lessee, at the Lessee’s sole cost and expense, shall comply promptly and at all times with all laws, requirements, ordinances, statutes, and regulations of all municipal, state or federal authorities, or any board of fire insurance underwriters, or other similar bodies, now in force or which may hereafter be in force, pertaining to the Building and the Premises and the occupancy thereof, including any law that requires alteration, maintenance or restoration of the Premises as the result of the Lessee’s use thereof.  The judgment of any court of competent jurisdiction, or the admission of the Lessee in any action or proceeding against the Lessee, whether the Lessor is a party thereto or not, that the Lessee violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between the Lessor and the Lessee.  The Lessee, at its sole expense, shall also comply with all requirements for fire extinguishers or fire extinguisher systems required in the Premises.

The Lessee shall not commit, or suffer to be committed, any waste of the Premises, or any nuisance, annoyance or other unreasonable annoyance which may disturb the quiet enjoyment of adjoining premises or of the Building by the owners or occupants thereof.

5.3          Insurance Cancellation.  Notwithstanding the provisions of Section 5.1 above, the Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein, including all uses permitted under Section 5.1 above, which will in any way increase the existing rate of or affect any fire or other insurance upon the Building, or any other part thereof, or of its contents, and if the Lessee’s use of the Premises causes an increase in said insurance rates, the Lessee shall pay as additional rent the amount of such increase.  The Lessee shall be in default under this Lease should the Lessee cause the cancellation of fire or other insurance upon the Building or Property or should the Lessee fail to pay any increased insurance rate attributable to the Lessee’s use of the Premises.  In determining whether increased premiums are a result of the Lessee’s use or occupancy of the Premises or Building, a schedule issued by the Lessor’s insurer computing the insurance rate on the Premises or Building, or the leasehold improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.  The Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

5.4          Hazardous Substances.  Any corrosive, flammable, hazardous or other special waste or materials shall be handled or disposed of as directed by applicable state, Federal, County and City regulations.  The Lessee shall handle, store or dispose of such materials in a careful and prudent manner.  At the termination of the Lease, or any option period thereof, the Lessee shall fully clean the Premises in such a manner that no residue of such materials or waste shall remain on the Premises.  The Lessee shall notify the appropriate governmental authority of the presence and amount of any such material or waste, and shall comply with all conditions imposed by such authority.  The Lessee shall contact the appropriate governmental authority prior to occupancy to determine the existence of any records for the Building and/or Premises.  Specifically thirty (30) days prior to occupancy, the Lessee shall submit a Hazardous Materials Management Plan (HMMP) and a Hazardous Materials Floor Plan (HMF) to the Lessor and the appropriate governmental authority for approval, which approval shall not be unreasonably withheld or delayed by Lessor.  These plans shall be attached in full to this Lease.

The HMMP shall include the following:

(a)  The company name, address and contact person.

(b)  General facility description with map showing location of all buildings and structures.

(c)  Facility hazardous material storage map showing the location of each proposed hazardous material storage area and access to such facilities.  The map shall be updated annually by the occupant and submitted by January 1 each year.

(d)  A floor plan showing the location of each hazardous material storage area, storage area access, and the location of emergency equipment.

The HMF shall include the following:

(a)  Hazardous Materials Handling Report describing the safe handling of hazardous materials to prevent accidents.

(b)  Separation or Hazardous Material Report outlining the methods to be utilized to insure separation and protection of hazardous materials from such factors that could cause fire, explosion, spills, etc.

(c)  Inspection and Record Keeping Plan indicating the procedures for inspecting each storage facility.  An authorized record of inspection shall be maintained by the Lessee.

(d)  Employee Training Program to insure that employees know how to safety handle hazardous materials.

(e)  Hazardous Materials Contingency Plan that clearly describes appropriate response procedures and measures in case of an accident.

(f)  A floor plan identifying the location and quantity of each hazardous material, including the chemical name and quantity limit for each class.

The Lessee shall pay inspection fees, based on the hourly inspection rate, for an environmental audit to be conducted by the appropriate governmental authority, or the Lessor at the termination of the Lease and prior to reoccupation of the Building and/or the Premises, if hazardous materials were in use on the Building and/or Premises.  The appropriate governmental authority shall perform or the Lessee, shall arrange for such an audit in a timely manner to prevent economic hardship to the Lessor and shall certify that the Premises are available for reoccupation, or shall specify clean-up measures that will render the Premises safe for reoccupation.  The Lessee shall be responsible for any clean-up that may be required as a result of the audit.

Should the Lessee fail to comply with any duty set forth in this Section 5.4, the Lessor may, in addition to all other remedies now or hereafter provided by this Lease, or by law, perform such duty or make good such default, and any amounts which the Lessor shall advance pursuant thereto shall be repaid by the Lessee to the Lessor on demand.

5.5          Environmental Laws.

(a)  Compliance with Environmental Laws.  The Lessee, in its conduct of business on or in any activity, work, thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees on the Premises, shall at all times and in all respects comply with all federal, state and county laws, ordinances and regulations (the “Hazardous Materials Laws”) relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances, or wastes, including, without limitation, any “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any such laws, ordinances or regulations (collectively, the “Hazardous Materials”).  Such laws, ordinances or regulations shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Clean Water Act, 33 U.S.C. Section 466, et seq.; the Safe Drinking Water Act, 14 U.S.C. Section 1401, et seq.; the Superfund Amendment and Reauthorization Act of 1986; Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; as amended; those substances defined as “hazardous waste”, “extremely hazardous waste”, “restricted hazardous waste” or “hazardous substance” in the Hazardous Waste Control Act, Section 25 100 et seq. of the California Health & Safety Code; and those materials and substances similarly described in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., as amended; the Atomic Energy Act of 1954, 42 U.S.C. Section 2011, et seq., as amended; the Porter Cologne Water Quality Control Act, Section 1300 et seq. of the California Health & Safety Code; and any regulations adopted and publications promulgated pursuant to said Laws.

(b)  Hazardous Materials Handling.  The Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the Lessee’s use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises.  Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, the Lessee shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes.  The Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials.  Upon expiration or earlier termination of the term of the Lease, the Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws.  The Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Building, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Building, without first notifying the Lessor of the Lessee’s intention to do so and affording the Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect the Lessor’s interest with respect thereto.

(c)  Notices.  Each party shall immediately notify the other party in writing of any of the following activities relating to such party’s operations on the Premises: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against such party, the Premises or the Building relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on or removed from the Premises or the Building; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises or the Building, including any complaints, notices, warnings or asserted violations in connection therewith.  The Lessee shall also supply to the Lessor as promptly as possible, and in any event within five (5) business days after the Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building or the Lessee’s use thereof.  The Lessee shall promptly deliver to the Lessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.  In the event Lessor receives notice of the matters set forth in clauses (i), (ii) or (iii) relating the activities to Lessor or a prior tenant of the Premises, Lessor shall provide a copy of such notice to Lessee.

(d)  Indemnification.  Each party (“Indemnitor”) shall indemnify, defend, protect, and hold the other party (“Indemnitee”), and each of the Indemnitee’s partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys’ fees) for death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Premises or the Building, or discharge in or from the Premises or the Building of any Hazardous Materials or the Indemnitor’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building, but only to the extent such Hazardous Materials are present as a result of actions of the Indemnitor, its officers, employees, invitees, assignees, contractors, or agents, or (B) the Indemnitor’s failure to comply with any Hazardous Materials Law.  The Indemnitor’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean-up or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease.  For purposes of the release and  indemnity provisions hereof, any acts or omissions of the Indemnitor, or by officers, invitees, employees, agents, assignees, contractors or subcontractors of the Indemnitor or others acting for or on behalf of the Indemnitor (to the extent any such individual is acting within the scope of his relationship with the Indemnitor), whether or not such acts or omissions are negligent, intentional, willful or unlawful, shall be strictly attributable to the Indemnitor.  Lessor hereby represents and warrants that, to the best of Lessor’s knowledge, as of the date possession of the Premises is delivered to Lessee, the Premises are free of asbestos and hazardous waste or materials, and the Project and the Premises are not in violation of any local, state or federal laws relating to hazardous waste or materials.  Lessor’s indemnity obligations under this Section 5.5(d) shall include the acts or omissions of the prior tenant of the Premises.

6.             MAINTENANCE, REPAIRS AND ALTERATIONS

6.1          Lessor’s Obligations.  The Lessor shall cause to be maintained, in good order, condition and repair, the roof structure and membrane, and exterior walls, common windows and doors of the Building (excluding the interior surface thereof), heating, venting and air conditioning systems, and any public and common areas in the Building, as well as all parking areas, driveways, sidewalks, private roads or streets, landscaping and all other areas located within the Project other than areas occupied by other buildings (such non-building areas being herein referred to as “Common Areas”).  The costs of such maintenance are a Building Operating Expense and/or a Common Area Operating Expense and are chargeable to the Lessee on a prorata basis pursuant to Section 3.2 hereof.

6.2          Lessee’s Obligations.  The Lessee shall, during the term of this Lease, keep in good order, condition and repair, the interior of the Premises and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises.  The Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the interior of the Premises and the Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at the Lessor’s expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair.  Notwithstanding the foregoing, the Lessor shall be liable for maintenance or repairs which are caused by the gross negligence or willful misconduct of Lessor, its agents, contractors or employees. The Lessee shall be responsible for interior janitorial services.

6.3          Alterations and Additions.

(a)  The Lessee shall not, without the Lessor’s prior written consent, which shall not be unreasonably withheld, make any alterations, improvements, additions or utility installations in, on or about the Premises unless such work is non-structural and does not exceed ONE HUNDRED THOUSAND DOLLARS ($100,000). For all work, the Lessee will provide the Lessor with as-built drawings reflecting any changes to the Premises.  As used in this Section 6.3, the term “utility installations” shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring.  As a condition to giving such consent, the Lessor may require that the Lessee agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition.

(b)  All alterations, improvements and additions to the Premises shall be performed by the Lessor’s contractor for the Project or other licensed contractor approved by the Lessor, which approval shall not be unreasonably withheld.  The Lessee shall pay, when due, all claims for labor or materials furnished to or for the Lessee, at or for use in the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the

Premises or any interest therein, and the Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law.  Lessee agrees to, and shall indemnify and save Lessor free and harmless from and against, liability, loss, damage, costs, attorneys’ fees, and all other expenses on account of claims of contractors, subcontractors, laborers or materialmen or others for work performed or materials or supplies furnished for Lessee or persons claiming under it.  If any laborer, person or firm supplying or providing labor, materials or equipment or services to Lessee, or to any of Lessee’s contractors or subcontractors in connection with any alterations, additions, improvements, fixtures, equipment or other work performed by or on behalf of Lessee, shall make any claim or demand against Lessor, the Premises or the Project, or shall file any claim, stop notice, lien, or otherwise, against Lessor, the Premises, the Project or the lender for the Project and Lessee shall not cause the effect of such claim, stop notice or lien to be removed, rescinded or dismissed including, without limitation, the posting of a bond pursuant to applicable law, and in the event Lessee shall fail to do so within ten (10) days after written demand by Lessor to cause the effect of said claim, stop notice or lien to be removed, rescinded or dismissed, such failure shall constitute a default hereunder.  In such event, in addition to such other remedies it may have, Lessor shall have the right (but not the obligation) to use whatever means in its discretion it may deem appropriate to cause said claim, stop notice, or lien to be rescinded, discharged, compromised, dismissed or removed including, without limitation, (a) posting a bond pursuant to applicable law; or (b) paying a sum sufficient to discharge, in full, any and all such claims, demands, or liens.  Any such sums paid by Lessor, including attorneys’ fees and bond premiums, shall be immediately due and payable to Lessor by Lessee.

6.4          Surrender.  On the last day of the term hereof, or on any sooner termination, the Lessee shall surrender to the Lessor the Premises and, subject to the provisions of Section 6.3(a) hereof, all alterations, additions and improvements thereto, in the same condition as when received or made, ordinary wear and tear and casualty excepted; provided, however, that the Lessee’s machinery, equipment and trade fixtures (including utility installations and the “clean room”) which may be removed without irreparable or material damage to the Premises, shall remain the property of the Lessee and be removed by the Lessee.  The Lessee shall repair any damage to the Premises occasioned by the removal of the Lessee’s furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filing of holes and repair of structural damage.

6.5          Lessor’s Rights.  If the Lessee fails to perform the Lessee’s obligations under this Article 6, the Lessor may, at its option (but shall not be required to), and with fifteen (15) day written notice to the Lessee (except in the event of an emergency in which event no prior notice shall be necessary), perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Section 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.

7.             INSURANCE

The Lessee, at its sole cost and expense, shall, commencing on the date the Lessee is given access to the Premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect:

7.1          Lessee’s Liability Insurance.  Broad form commercial general liability insurance with respect to the Premises and the operations of or on behalf of the Lessee in, on or about the Premises, including, but not limited to, personal injury, product liability (if applicable), blanket contractual, owner’s protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than TWO MILLION DOLLARS ($2,000,000) Combined Single Limit per occurrence and in the aggregate.  Such policy shall contain (i) severability of interest, (ii) cross liability, and (iii) an endorsement stating in substance that “such insurance as is afforded by this policy for the benefit of the Lessor shall be primary as respects any liability or claims arising out of the occupancy of the Premises by the Lessee, or out of the Lessee’s operations, and any insurance carried by the Lessor shall be excess and non-contributory.

7.2          Lessee’s Worker’s Compensation Insurance.  Worker’s Compensation coverage as required by law, together with Employer Liability coverage.

7.3          Lessee’s Fire and Extended Coverage Insurance.  Insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard “All Risks” coverage, insuring all improvements and betterments made to the Premises, the Lessee’s trade fixtures, furnishings, equipment, stock, loss of income or extra expense, and other items of personal property in an amount not less than 100% of replacement value.  Such insurance shall contain (i) no coinsurance or contribution clauses, (ii) a Replacement Cost Endorsement, and (iii) deductible amounts acceptable to the Lessor.

7.4          Policy Requirements.  All policies of insurance required to be carried by the Lessee pursuant to these requirements shall be written by responsible insurance companies authorized to do business in the State of California with a Best’s Insurance Guide Rating of not less than A/X.  Any such insurance required by the Lessee hereunder may be furnished by the Lessee under any blanket policy carried by it or under a separate policy therefor.  A true and exact copy of each paid up policy evidencing such insurance or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required and containing the provisions specified herein, shall be delivered to the Lessor prior to the date the Lessee is given the right to possession of the Premises, and upon renewals, not less than thirty (30) days prior to the expiration of such coverage.  The Lessor may, at any time, and from time to time, inspect and/or copy any and all insurance policies required hereunder.  In no event shall the then limits of any policy be considered as limiting the liability of the Lessee under this Lease.

Each policy evidencing insurance required to be carried by the Lessee pursuant to these requirements shall contain, in form and substance satisfactory to the Lessor: (i) a provision including the Lessor and any other parties in interest designated by the Lessor as an additional insured; (ii) a waiver by the Lessee’s insurer of any right to subrogation against the Lessor, its agents, employees and representatives which arise or might arise by reason of any payment under such policy or by reason of any act or omission of the Lessor, its agents, employees or representatives, and (iii) a provision that the insurer will not cancel or materially change the coverage provided by such policy without first giving the Lessor thirty (30) days’ prior written notice.

7.5          Lessor’s Rights.  If the Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, or fails to carry insurance required by any governmental requirement, the Lessor may (but without obligation to do so), and with twenty-four (24) hours advance notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Section 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.

7.6          Lessor’s Insurance.  The Lessor shall maintain during the term of this Lease such insurance against physical damage to the Building, comprehensive liability insurance and other insurance as the Lessor may, from time to time, reasonably determine.  The Lessor will determine the limits of coverage, deductibles and specific perils insured against.  The Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of the Lessor may reasonably determine advisable.  Notwithstanding any contributions by the Lessee to the cost of insurance premiums, with respect to the Building or any alterations of the Premises as may be provided herein, the Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Lessor.

7.7          Indemnification.  To the fullest extent permitted by law, the parties shall defend, indemnify and hold harmless one another from and against any and all claims arising from the indemnifying party’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the indemnifying party, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and shall further indemnify and hold harmless one another from and against any and all claims arising from any breach or default in the performance of any obligation on the indemnifying party’s part to be performed hereunder, or arising from any act, neglect, fault or omission of the indemnifying party, or of its agents, employees, or invitees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon.  In case any action or proceeding be brought against the other party by reason of any such claim, the indemnifying party, upon notice from the other party, shall defend the same at the indemnifying party’s expense by counsel approved in writing by the other party.  The Lessee, as a material part of the consideration to the Lessor hereunder, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the gross negligence or willful misconduct of Lessor, its agents, employees or contractors or the failure of the Lessor to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after written notice of such failure, and the Lessee hereby waives all of its claims in respect thereof against the Lessor.

7.8          Exemption of Lessor from Liability.  Except for the gross negligence or willful misconduct of Lessor, its agents, employees or contractors, Lessor shall not be liable for injury to the Lessee’s business or any loss of income therefrom or for damage to the property of the Lessee, the Lessee’s employees, invitees, customers or any other person in or about the Premises, nor shall the Lessor be liable for injury to the person of the Lessee, the Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, explosion, falling plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results form conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible.  The Lessor shall not be liable for incorporeal hereditaments, including interference or obstruction of light, air or view.  The Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the other portions of the Project.

8.             DAMAGE OR DESTRUCTION

8.1          Partial Damage.  If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any fire or other casualty covered under Lessor’s insurance, and the damage (exclusive of any property or improvements installed by the Lessee in the Premises) can be repaired within ninety (90) days without the payment of overtime, the Lessor shall, at the Lessor’s expense, promptly commence to repair such damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) following Lessor’s receipt of all permits and insurance proceeds and diligently prosecute the same to completion, and this Lease shall continue in full force and effect.  If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty not covered by Lessor’s insurance, or the damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) cannot be repaired within ninety (90) days without the payment of overtime or other premiums, the Lessor may, at the Lessor’s option, either (i) repair such damage as soon as practicable at the Lessor’s expense, in which event this Lease shall continue in full force and effect, or (i) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of the Lessor’s intention to terminate this Lease, in which event this Lease shall terminate as of the date of the occurrence of such damage.  Lessor shall give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of whether or not Lessor elects to repair the Premises or terminate this Lease pursuant to this Section, together with a copy (“Lessor’s Contractor’s Notice”) of Lessor’s contractor’s estimate of the number of days required to repair the Premises (exclusive of any property or improvements installed by the Lessee in the Premises).  If the Lessor’s contractor estimates that the Premises cannot be repaired within ninety (90) days without the payment of overtime or other premiums and Lessor elects to terminate the Lease pursuant to this Section 8.1, Lessee may nullify Lessor’s election to terminate the Lessee if Lessee delivers written notice to Lessor within fifteen (15) after Lessor’s notice that Lessee elects, at its sole cost and expense, to repair the Premises in which event (i) Lessee shall, at its sole cost, repair the Premises, and Lessor pay any insurance proceeds received from Lessor’s insurance carrier applicable to the Premises to Lessee’s contractor for work completed in repairing the Premises, subject to Lessor’s receipt of lien releases from Lessee’s contractor and its subcontractors and suppliers for all work completed, (ii) Lessee shall, at its sole cost and expense, obtain all permits required for repairing the Premises, (iii) Lessee shall promptly commence to repair the Premises following the receipt of all permits and diligently prosecute such work to completion within the number of days set forth in Lessor’s Contractor’s Notice, and (iv) this Lease shall remain in full force and effect.  Notwithstanding the foregoing, if Lessee delivers notice to Lessor that it elects to repair the Premises and keep the Lease in effect pursuant to this Section, Lessor may elect to repair the

Premises (exclusive of any property or improvements installed by the Lessee in the Premises), in lieu of Lessee, upon written notice to Lessee.

8.2          Damage Near End of Term.  If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged during the last six (6) months of the term of this Lease, or any renewal thereof, either party may, at such party’s option, terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, if Lessor shall exercise said right of termination and at that time Lessee shall have the right to extend the term of the Lease, Lessee may nullify Lessor’s notice of termination, provided that Lessee, within thirty (30) days of receipt of the notice, shall elect to extend the term of this Lease.

8.3          Abatement of Rent; Lessee’s Remedies

(a)  If the Lessor is obligated or elects to repair the Premises as provided above, the rent payable for the period during which such repair continues shall be abated, in proportion to the degree to which the Lessee’s use of the Premises is impaired; provided, however, that the aggregate period of abatement hereunder shall not exceed twelve (12) months.  Except for such abatement, if any, the Lessee shall have no claim against the Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b)  If the Lessor is obligated or elects to repair the Premises as provided above, but does not commence such repair within ninety (90) days after such obligation shall occur, subject to any extension or up to another sixty (60) days for delays beyond the reasonable control of the Lessor, the Lessee may, at the Lessee’s option, terminate this Lease by giving the Lessor written notice of the Lessee’s election to do so at any time prior to the commencement of such repair or restoration, in which event this Lease shall terminate as of the date of such destruction.

8.4          Insurance Proceeds Upon Termination.  If this Lease is terminated pursuant to any right given the Lessee or the Lessor to do so under this Article 8, all insurance proceeds payable under Section 7.6 with respect to the damage giving rise to such right of termination shall be paid to the Lessor and any encumbrances of the Premises, as their interests may appear and all insurance proceeds payable under Section 7.3 shall be paid to Lessee.

8.5          Restoration.  The Lessor’s obligation to restore shall consist of reconstructing the Premises to the same conditions as the Premises was delivered to Lessee, but shall not include the restoration or replacement of the Tenant Improvements (as herein defined) or Lessee’s furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by the Lessee to the Premises.  Lessor shall make available to Lessee for the restoration or replacement of the Tenant Improvements by Lessee the portion of Lessor’s insurance proceeds applicable to restoring the portion of the Tenant Improvements paid by Lessor pursuant to the Tenant Improvement Allowance payable by Lessor pursuant to Section 18.2 below, less a proportionate share of Lessor’s insurance policy’s deductible.

9.             PERSONAL PROPERTY TAXES

The Lessee shall pay prior to delinquency all Real Property Taxes and other taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere and, if required, all improvements to the Premises in excess of the Lessor’s “building standard” improvements, provided, however, that nothing contained herein shall require the Lessor to insure the accuracy of any segregation of the same for purposes of Section 3.4(b) hereof.  When practicable, the Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of the Lessor.

10.          UTILITIES

The Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not separately metered or charged to the Lessee, the Lessee shall pay a pro rata proportion, as part of operating expenses, based on leasable area, of all charges jointly metered or charged with other premises.  The Lessor shall not be liable in damages or otherwise unless due to the Lessor’s gross negligence for any failure or interruption of any utility services being furnished to the building and no such failure or interruption shall entitle the Lessee to terminate this Lease.  In no event shall the Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood or casualties or acts of third parties beyond the Lessor’s control.  The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office or industrial building structure.  The Lessee shall not subject any of the mechanical, electrical, plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment.  Any such damages to equipment caused by the Lessee overloading such equipment shall be rectified by the Lessee, or may, at the Lessor’s option, be rectified by the Lessor, at the Lessee’s sole cost and expense.

11.          ASSIGNMENT AND SUBLETTING

11.1        The Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of the Lessee’s interest in this Lease or the Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld.  If the Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify the Lessor of its desire to do so and shall submit in writing to the Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee or assignee; (iii) the nature of the proposed sublessee’s or assignee’s business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) such reasonable financial information as the Lessor may request concerning the proposed sublessee or assignee, including, but not limited to, a balance sheet as of a date within ninety (90) days of the request for the Lessor’s consent, statements of income or profit and loss for the two (2) year period preceding the request for the Lessor’s consent, and a written statement in reasonable details as to the business experience of the proposed sublessee or assignee during the five (5) years preceding the request for the Lessor’s consent; and (vi) the name and address of sublessee’s or assignee’s present or previous landlord.  The Lessor may, as a condition to granting such consent, require that the obligations of any assignee which is a subsidiary or affiliate of another corporation be guaranteed by the parent or controlling corporation.  Any sublease, license, concession, franchise or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease.  Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this paragraph shall be void and, at the option of the Lessor, shall terminate this Lease.

11.2        If the Lessee is a corporation, any transfer of its stock, or any dissolution, merger or consolidation which results in a change in the control of the Lessee from the person or persons owning a majority of its voting stock immediately prior thereto, or the sale or other transfer of all or substantially all of the assets of the Lessee shall constitute an assignment of the Lessee’s interest in this Lease within the meaning of this Article 11 and the provisions requiring consent contained herein.  The Lessor may require, as a condition to giving such consent, that the new controlling person(s) execute a guaranty of this Lease.  If the Lessee is a corporation which, under then current guidelines published by the California commissioner of Corporations, is not deemed to be a public corporation, the transfer, assignment or hypothecation of any interest in such corporation in the aggregate in excess of twenty-five percent (25%) (other than a transfer occurring by operation of law upon the death of the holder of such interest) shall be deemed an assignment within the provisions of this Article.

11.3        No subletting, assignment, license, concession, franchise or other permission to use the Premises shall relieve the Lessee of its obligations to pay the rent or to perform all of the other obligations to be performed by the Lessee hereunder.  The acceptance of rent by the Lessor from any other person shall not be deemed to be a waiver by the Lessor of any provisions of this Lease.

11.4        At any time within ten (10) days after the Lessor’s receipt of the information specified in Section 11.1 above, the Lessor may by written notice to the Lessee elect to approve or disapprove such assignment or subletting.  If the Lessor does not act within the ten (10) days, Lessee shall deliver a second written notice to Lessor, which shall state that if Lessor fails to respond within five (5) business days after receipt of such notice, such failure to act shall be deemed to be approval of such request for assignment or subletting.  If Lessee delivers such second notice pursuant to this Section and Lessor fails to respond within five (5) business days after receipt of such notice, such failure to act shall be deemed to be approval of such request for assignment or subletting.

11.5        Each assignee or transferee, other than the Lessor, shall assume all obligations of the Lessee under this Lease and shall be and remain liable jointly and severally with the Lessee for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by the Lessee hereunder, provided, however, that a transferee other than an assignee shall be liable to the Lessor for rent only in the amount set forth in the assignment or transfer.  No assignment shall be binding on the Lessor unless such assignee or Lessee shall deliver to the Lessor a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by such assignee satisfactory in substance and form to the Lessor, consistent with the requirements of this Section 11.5, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.

11.6        Except in the event of an assignment or sublease to a Permitted Assignee pursuant to Section 11.8 below, consent by the Lessor to any subletting or assignment shall be conditioned upon payment by the Lessee to the Lessor of one-half (1/2) of all “Transfer Consideration” (as hereafter defined) received or to be received, directly or indirectly, by the Lessee on account of such assignment or subletting, less Lessee’s reasonable costs in connection with such assignment or subletting.  Transfer Consideration shall be paid to the Lessor at the same time or times as the same is due to the Lessee.  Failure to pay the Lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease, entitling the Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this Lease.  “Transfer Consideration” shall mean (a) in the case of a subletting, any consideration paid or given, directly or indirectly, by the sublessee to the Lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additional rent, however denominated, in this Lease, payable by the Lessee to the Lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by the Lessee to the Lessor under this Lease, if less than all of the Premises is sublet, and (b) in the case of an assignment or a sublease, any consideration paid or given, directly or indirectly, by the sublessee or assignee to the Lessee in exchange for entering into the sublease or assignment, but shall not include reimbursement for any security deposit, reimbursement of any improvements, fixtures or furnishings installed in the Premises by the Lessee or any payment for personal property of the Lessee not in excess of the Lessee’s book value thereof.  As used herein, consideration shall include consideration in any form, including, but not limited to, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value.  Irrespective of the form of such consideration, the Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration.  If any Transfer Consideration is to be paid or given in installments, the Lessee shall pay each such installment at the time the same is to be paid or given.

11.7        The Lessee shall reimburse the Lessor for the Lessor’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any assignment, subletting, transfer, change of ownership or hypothecation of this Lease or the Lessee’s interest in the Premises, in an amount not to exceed One Thousand Five Hundred Dollars ($1,500.00) per transaction.

11.8        Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right, without the prior consent of Lessor, to assign this Lease or sublease the Premises to a corporation or entity which: (a) is Lessee’s parent organization; or (b) is a wholly-owned subsidiary of Lessee; or (c) is an “affiliate” of Lessee (“Permitted Assignee”).  The term “affiliate” shall mean any entity controlled by, controlling or under common control with Lessee.

Any Transfer pursuant to this Section 11.8 shall be subject to the following conditions: (i) Lessee shall remain fully liable for the performance of all of the terms required to be performed by Lessee hereunder during the unexpired Lease Term; and (ii) any such assignment, sublease or transfer shall be subject to all of the terms, covenants and conditions of this Lease and such assignee, sublessee or transferee shall expressly assume the obligations of Lessee under the Lease in a document reasonably satisfactory to Lessor.

12.          DEFAULTS; REMEDIES

12.1        Default by Lessee. The occurrence of any one or more of the following events shall constitute a default of this Lease by the Lessee:

(a)           The vacating or abandonment of the Premises by the Lessee combined with the failure to pay rent;

(b)           The failure of the Lessee to make any payment of rent or any other payment required to be made by the Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

(c)           The failure by the Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions governing the Project) to be observed or performed by the Lessee, other than described in Section 12.1(b) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided, further, that if the nature of the Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then the Lessee shall not be deemed to be in default if the Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(d)           The making by the Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of the Lessee’s assets located at the Premises, or of the Lessee’s interest in this Lease, where possession is not restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessee’s assets located at the Premises or of the Lessee’s interest in this Lease, where such seizure is not discharged or stayed within sixty (60) days.

12.2        Remedies for Default by Lessee..  In the event of any such default, the Lessor may at any time thereafter, upon notice and demand and without limiting the Lessor in the exercise of any other right or remedy which the Lessor may have by reason of such default or breach:

(a)           Terminate the Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and the Lessee shall immediately surrender possession of the Premises to the Lessor.  In such event, the Lessor shall be entitled to recover from the Lessee:

(1)           The worth at the time of award of the unpaid rent which has been earned at the time of termination;

(2)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;

(3)           The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

(4)           Any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: the cost of recovering possession of the Premises, expenses of releasing including necessary renovation and alteration of the Premises, reasonable attorneys’ fees and any other reasonable cost.  The “worth at the time of award” of the amounts referred to in subparagraphs (1) and (2) above shall be computed by allowing interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.  The “worth at the time of award” of the amount referred to in subparagraph (3) above shall be computed by discounting such amount at one (1) percentage point above such discount rate.

(b)           Suspend or discontinue the services specified in Article 10 above, or any thereof, during the continuance of any such default and any such suspension or discontinuance shall not be deemed or construed to be an eviction or ejection of the Lessee.

(c)           Require the Lessee to make payment of all rental obligations in cash or by certified cashier’s check.

(d)           Pursue any other remedy now or hereafter available to the Lessor under the laws or judicial decisions of the State of California, including, but not limited to, the remedy provided in California Civil Code Section 1951.4 to continue this Lease in effect.

(e)           The Lessor, in addition to the rights hereinbefore given in the case of the Lessee’s breach or default, may pursue any other remedy available to the Lessor at law or in equity.

(f)  The Lessor shall have, and the Lessee hereby grants to the Lessor, a present security interest in the furniture, fixtures, equipment, improvements and other personal property of the Lessee presently, or which may hereinafter be located on the leased Premises, and all proceeds therefrom in accordance with the Uniform Commercial Code of the State of California.  The security interest granted by the Lessee to the Lessor hereunder shall secure the full and prompt performance and observance by the Lessee of all of the Lessee’s obligations under this Lease, and the Lessee will execute any financing statement required by the Lessor, or any other document necessary to perfect such security interest, and should the Lessee fail to do so, the Lessee authorizes the Lessor to execute such financing statements or other documents to perfect such security interest.  Notwithstanding the foregoing, Lessor agrees to waive its security interest pursuant to this Section 12.2(f) in favor of Lessee’s lender pursuant to a written agreement reasonably acceptable to Lessor.

12.3        Default by Lessor.  The Lessor shall not be in default of any of the obligations of the Lessor under the Lease, uunless the Lessor fails to perform such obligations within a reasonable time, but in no event less than thirty (30) days after written notice by the Lessee to the Lessor specifying wherein the Lessor has failed to perform such obligations; provided, however, that if the nature of the Lessor’s default is such that more than thirty (30) days are required for its cure, the Lessor shall not be in default if the Lessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In the event of any such default by the Lessor, the Lessee may pursue any remedy now or hereafter available to the Lessee under the laws of judicial decisions of the State of California, except that the Lessee shall not have the right to terminate this Lease except as expressly provided herein nor to set off against any payments due under this Lease.  The Lessee waives any right to deduct the expenses of repairs done by the Lessor on the Lessor’s behalf from the rent and waives, except as herein provided, any of the Lessor’s obligations for tenantability of the Building or the Premises.  Notwithstanding the foregoing, in the event Lessor fails to perform its obligations under the Lease within thirty (30) days after receipt of written notice, and such failure has a material and adverse affect upon Lessee’s use or occupancy of the Premises, Lessee shall have the right to perform such obligations on Lessor’s behalf and Lessor shall reimburse Lessee the reasonable cost thereof within fifteen (15) days after Lessee’s written demand therefor, except in the event of a dispute between the parties in which event Lessor shall reimburse Lessee within fifteen (15) days after judgement in favor of Lessee by a court of competent jurisdiction.  If Lessor fails to reimburse Lessee within fifteen (15) days after such court’s judgment in Lessee’s favor, Lessee shall have the right to offset such amount against the Rent payable under this Lease.

12.4        Late Charges.  The Lessee acknowledges that the late payment by the Lessee to the Lessor of rent and other sums due hereunder will cause the Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of rent or any other sum due from the Lessee shall not be received by the Lessor, or the Lessor’s designee, within ten (10) days after the same is due, the Lessee shall pay to the Lessor a late charge equal to five percent (5%) of such overdue amount, monthly, until such overdue amount is paid.  The Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost that the Lessor will incur by reason of a late payment by the Lessee.  Acceptance of such late charge by the Lessor shall in no event constitute a waiver of the Lessee’s default with respect to such overdue amounts nor prevent the Lessor from exercising any of the other rights and remedies granted hereunder.

13.          CONDEMNATION OR RESTRICTION ON USE

13.1        Eminent Domain.  If the whole of the Premises, or so much thereof as to render the balance unusable by the Lessee, shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier.  No award for any partial or entire taking shall be apportioned, and the Lessee hereby assigns to the Lessor any award which may be made in such taking or condemnation, together with any and all rights of the Lessee now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give the Lessor any interest in or to require the Lessee to assign to the Lessor any award made to the Lessee for its relocation expenses, the taking of personal property and fixtures belonging to the Lessee, the interruption of or damage to the Lessee’s business and/or for the Lessee’s unamortized cost of leasehold improvements.  The unamortized portion of the Lessee’s expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease which shall not have expired at the time of such appropriation or taking -and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises.  In no event shall unexercised options to renew or extend be taken into consideration in determining the payment to be made to the Lessee.  The Lessee’s right to receive compensation or damages for its fixtures and personal property shall not be affected in any manner thereby.

13.2        Abatement of Rent.  In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises so made unusable by the Lessee.

13.3        Temporary Taking.  No temporary taking of the Premises and/or of the Lessee’s rights therein or under this Lease shall terminate this Lease or give the Lessee any right to any abatement of rent hereunder; and any award made to the Lessee by reason of any such temporary taking shall belong entirely to the Lessee and the Lessor shall not be entitled to share therein.

13.4        Voluntary Sale as Taking.  A voluntary sale -by the Lessor to any public body or agency having the power of eminent domain, either under threat of condemnation while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this Article 13.

14.          BROKERS

The Lessor acknowledges its obligation to pay a single commission to the broker(s) specified in item 9 of the Basic Lease Provisions, if any.  The Lessee represents and warrants that it has neither incurred nor is aware of any other broker's, finder's, or similar fee in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify and hold harmless the Lessor from any loss, liability, damage, cost or expense incurred by reason of a breach of this representation.

15.          LESSOR'S LIABILITY

15.1        The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Building.  In the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for the Lessor's obligations thereafter to be performed; provided, however, that any funds in the hands of the Lessor or the then grantor at the time of such transfer in which the Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by the Lessor shall, subject as aforesaid, be binding on the Lessor's successors and assigns only during their respective periods of ownership.

15.2        In consideration of  the benefits accruing hereunder, the Lessee, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the Lessor, its successors or assigns:

(a)           The sole and exclusive remedy shall be against the lessor's interest in the Project;

(b)           No partner or member of Lessor shall be sued or named a party in any suit or action (except as may be necessary to secure jurisdiction of the Lessor);

(c)           No service of process shall be made against any partner or member of Lessor (except as may be necessary to secure jurisdiction of the joint venture);

(d)           No partner or member of Lessor shall be required to answer or otherwise plead to any service of process;

(e)           No judgment will be taken against any partner or member or Lessor;

(f)            Any judgment taken against any partner or member of Lessor may be vacated and set aside at any time nunc pro tunc;

(g)           No writ of execution will ever be levied against the assets of any partner of member of Lessor; and

(h)           These covenants and agreements are enforceable by the Lessor and also by any partner or member thereof.

16.          PARKING

During the term of this Lease, the Lessee shall have the right in common with other tenants of the Project to use the parking area available to tenants of the Building.  The Lessee's use of such parking facilities or that of its invitees shall be limited to a maximum of the number of parking spaces shown in item 10 of the Basic Lease Provisions (but such space will not be separately identified and the Lessor shall have no obligation to monitor the use of such parking facility), and shall be subject to such rules and regulations as may be established, from time to time, by the Lessor for the effective use of such parking facilities.  Such rules and regulations may include, but shall not be limited to, designation of specific areas for use by invitees of the Lessee and the Lessor; hours during which parking shall be available for use; parking attendants; a parking validation or other control system to prevent parking abuse; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of the Lessor, the Lessee and their respective invitees.  The Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repair or alterations.  The Lessor shall not have any express or implied obligation  to enforce or police the parking lot usage.  The Lessee's right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease, or give rise to any claim whatsoever against the Lessor; specifically, the Lessee's right to use any area for parking purposes shall be subject to any preferential parking program for participants in any governmentally required ridesharing program established by the Lessor.  If the Lessor reasonably determines that the Lessee is regularly using in excess of the number of parking spaces specified in item 10 of the Basic Lease Provisions,  the Lessor may, after thirty (30) days written notice to Lessee providing an opportunity to cure, in addition to any other remedy, impose a reasonable charge for such excess usage, payable by the Lessee upon demand.

17.          GENERAL PROVISIONS

17.1        Estoppel Certificate

(a)           Lessee and Lessor shall at any time, and from time to time, upon not less than ten (10) days' prior written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no, to such party's knowledge, uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b)           The failure to deliver such statement with five (5) business days after a second written request shall be conclusive upon the requesting party that (i) this Lease is in full force and effect without modification except as may be represented, (ii) there are no uncured defaults in the other party's performance, and (iii) not more than one (1) month's rent has been paid in advance, provided the requesting party in good faith believes such matters to be true.

(c)           If  the Lessor desires to finance or refinance the Premises, or any part thereof, the Lessee shall deliver to any lender designated by the Lessor such financial statements of the Lessee as may be reasonably required by such lender. All such financial statements shall be received by the Lessor in confidence and shall be used only for the purposes herein set forth.

17.2        Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

17.3        Time of Essence.  Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

17.4        Captions.  Article and paragraph captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

17.5        Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by regular mail, addressed to the Lessor and the Lessee respective at the addresses set forth before their signatures in item 11 of the Basic Lease Provisions, or to such other or additional persons or at such other addresses as may, from time to time, be designated in writing by the Lessor or the Lessee by notice pursuant hereto.

17.6        Waivers.  No waiver of any provision hereof shall be deemed a waiver of any other provision hereof.  Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act.  The acceptance of rent hereunder by the Lessor shall not be a waiver of any preceding breach by the Lessee of any provision hereof, other than the failure of the Lessee to pay the particular rent so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

17.7        Holding Over.  If the Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of the Lessor, the Lessee shall become a tenant at sufferance only at one hundred twenty-five percent (125%) of the monthly rent for the Premises then in effect for the space prorated on a daily basis, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.  If Lessee continues to occupy the Premises for three (3) months following the expiration or earlier termination of the term without the express written consent of Lessor, the monthly rent shall increase to one hundred fifty percent (150%) of the monthly rent in effect upon expiration or earlier termination.

of  the Lease.  Acceptance by the Lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal.  The forgoing provisions of this paragraph are in addition to and do not affect the Lessor's right of re-entry or any other rights of the Lessor hereunder or as otherwise provided by law.

17.8        Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

17.9        Inurement.  Subject  to any provisions hereof restricting assignment or subletting by the Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.

17.10      Choice of Law.  This Lease shall be governed by the laws of the State of California.

17.11      Subordination.  This Lease shall, at the Lessor's option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereinafter created.  The Lessee shall, upon written demand by the Lessor, execute such instruments as may be required, from time to time, to subordinate the rights and interest of the Lessee under this Lease to the lien of any mortgage or deed of trust on the Building. Notwithstanding any such subordination, so long as the Lessee is not in default hereunder, this Lease shall not be terminated or the Lessee's quiet enjoyment of the Premises disturbed in the event such mortgage or deed of trust is foreclosed.  In the event of such foreclosure, the Lessee shall thereupon become a Lessee of, and attorn to, the successor in interest to the Lessor on the same terms and conditions as are contained in this Lease.  This Lease is further subject and subordinate to:  (a) all covenants, conditions, restrictions, easements and any other matters or documents of record, together with all renewals, modifications, consolidations, replacements and extensions thereof; (b) that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements ("CC&Rs") to be recorded with respect to the Project, together with all renewals, modifications, consolidations, replacements and extensions thereof, provided that such CC&Rs shall permit the use of the Premises permitted hereunder; and (c) any zoning laws of the city, county and state where the Project is situated.  Lessee hereby covenants that Lessee, and all persons in possession or holding under Lessee, will conform to and will not violate the terms of the CC&Rs or said matters of record.  If the CC&Rs are not of record as of the date of this Lease, then this Lease shall automatically become subordinate thereto upon recordation thereof; and Lessee further agrees to execute and return to Lessor within ten (10) days after written demand therefor by Lessor, an agreement in recordable form subordinating this Lease to the CC&Rs and/or any amendment or modification thereof (it being understood that the CC&Rs and any amendment or modification thereto shall not prevent Lessee from using the Premises for the purpose set forth in Section 5.1 hereof).

17.12      Attorneys' Fees.  If any action at law or equity, including an action for declaratory relief, is brought to enforce the provisions of this Lease, the prevailing party shall be entitled to recover actual attorneys' fees incurred in bringing such action and/or enforcing any judgment granted therein, all of  which shall be deemed to have accrued upon the commencement of the action and shall be paid whether or not such action is prosecuted to judgment.  The attorneys' fees to be awarded the prevailing party may be determined by the court in the same action or in a separate action brought for that purpose. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of actual attorneys' fees and costs incurred in enforcing such judgment.  The award of attorneys' fees shall not be computed in accordance with any court schedule, but shall be made so as to fully reimburse the prevailing party for all attorneys' fees, paralegal fees, costs and expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all attorneys' fees, paralegal fees, costs and expenses paid or incurred in good faith.  For purposes of this section, attorneys' fees shall include, without limitation, attorneys' fees, paralegal fees, costs and expenses incurred in relation to any of the following post-judgment motions; contempt proceedings, garnishment, levy and debtor or third party examinations; discovery; and bankruptcy litigation.

17.13      Lessor's Access.  The Lessor and the Lessor's agents shall have the right to enter the Premises at reasonable times, upon reasonable notice (except in the event of an emergency in which event no notice shall be required) for the purpose of inspection the same, showing  the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as the Lessor may deem necessary or desirable, provided Lessor shall endeavor to minimize any interference with Lessee's business and to conform with Lessee's security requirements.  The Lessor may at any time place on or about the Building any ordinary  "For Sale" signs and the Lessor may, at any time during the last one hundred eighty (180) days of the term hereof (or during any period in which the Lessee is in default under this Lease), place on or about the Building any ordinary "For Sale", "For Lease" or similar signs, all without rebate of rent or liability to the Lessee.

17.14      Corporate Authority.  If  the Lessee is a corporation, the Lessee shall, at the Lessor's request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.  The Lessee shall also, at the Lessor's request, within thirty (30) days after execution of this Lease, deliver to the Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

17.15      Surrender or Cancellation.  The Voluntary or other surrender of this Lease by the Lessee, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless the Lessor elects to treat such surrender or cancellation as an assignment to the Lessor of any or all such subleases.

17.16      Entire Agreement.   This Lease, the exhibits hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and Building, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein.  The Lessor has made no representations or promises whatsoever with respect to the Premises or the Building, or the design configuration of the Project, except those contained herein, and no other person, form or corporation has at any time had any authority from the Lessor to make any representations or promises on behalf of the Lessor.  If any such representations or promises have been made by others, the Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

17.17      Signs.   No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the Building without the written consent of the Lessor first had and obtained and without full compliance with all governmental requirements and with the Project Signage Plan and any other required consents.  The Lessor shall have the right to remove any such sign, placard, picture advertisement, name or notice without notice to and at the expense of the Lessee.  Notwithstanding the foregoing, subject to Lessor's prior review and approval as to design and location, Lessee shall be permitted to construct and install a building sign and monument sign.  All approved signs shall be installed at the Lessee's sole cost and expense.  The Lessee shall not place any sign on a vehicle or movable or non-movable object in or on the street adjacent to the Project.

17.18      Interest on Past Due Obligations.     Any amount due from the Lessee to the Lessor hereunder which is not paid when due shall bear interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of  San Francisco at the time of the award or the maximum allowable under the law, whichever is greater, from the date due until paid, but the payment of such interest shall not excuse or cure any default by the Lessee.

17.19      Gender; Number.  Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

17.20.     Recording of Lease.  The Lessee shall not record this Lease.  The Lessee may prepare a memorandum of lease which shall be signed by the Lessor, provided said memorandum meets with the Lessor's approval, which will not be unreasonably withheld.  The Lessee may record said memorandum of lease with the Santa Barbara County Recorder, provided a conformed copy is furnished to the Lessor.  The Lessee shall be responsible for all costs in preparing the recording the memorandum of lease.  At the expiration or sooner termination of this Lease, the Lessee shall execute, acknowledge and deliver to the Lessor, within ten  (10) days after written demand from the Lessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of  the real property subject to the Lease.

17.21      Waiver of Subrogation.  The Lessor and the Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees and agents and representatives of the other, for loss of or any damage to such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages.  The Lessee shall, upon obtaining  the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

17.22      Confidentiality of Lease.  The Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of the Lessor. Disclosure of the terms hereof could adversely affect the ability of the Lessor to negotiate other leases with respect to the Building and impair the Lessor's relationship with other tenants of the Building.  The Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by the Lessee, and the Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

17.23      Quiet Enjoyment.  Provided the Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment for rent and all other sums due hereunder, the Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against the Lessor and all persons claiming by, through or under the Lessor.  The Lessee's right to use the Premises and the Common Area as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against the Lessor.

17.24      Window Coverage.  The Lessor shall select a standard mini-blind type and color for all windows to be covered by the Lessee. No window covering, including, but not limited to, coatings or draperies, shall be used by the Lessor without the Lessor's written approval.

17.25      Materials Storage Restrictions.  The Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by the Lessor pursuant to Article 7.

17.26      No Agency.  Neither party is the agent or partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this Lease when duly executed by both parties with respect to the transactions contemplated hereby.

17.27      Fore Majeure.  Notwithstanding any of the items set forth above, Lessor and Lessee shall bear no liability of whatever kind to the other party if, despite such party's exercise of due diligence, the carrying out of such party's obligations, as defined herein, prevented or delayed by legal action, nor by the exercise of governmental authority, whether Federal, State of County, or other or by force majeure, strikes, riots, acts of God, war, adverse weather conditions, fire, unavoidable causalities, or acts of third parties beyond such party's control.  Notwithstanding the foregoing, in no event shall the Rent Commencement Dates or Lessee's obligation to pay rent be delayed as a result of a force majeure event.

17.28      Accord and Satisfaction.  No payment by the Lessee or receipt by the Lessor of a lessor amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Lessor may accept such check or payment without prejudice to the Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

17.29      Financial Statements.  The Lessee shall deliver to the Lessor, prior to the execution of  this Lease, its unaudited financial statement and the audited financial statement Inamed Corporation, a Delaware corporation ("Guarantor"), each of which shall be certified by the Lessee and Guarantor, respectively, as true and correct.  Such financial statements shall be based upon generally accepted accounting principles applied on a consistent basis.  The financial statements shall clearly show sufficient information to accurately depict the financial condition of the Lessee as of the date thereof.  Any misrepresentations in the Lessee's or the Guarantor's financial statements will be considered, at the Lessor's option, as a breach of a material provision of this Lease.  If the Lessee is a partnership or joint venture, such financial statements shall, upon the Lessor's request, be accompanied by similar financial statements of each general partner or joint venture of this Lessee.  Such similar statements shall be certified to be true and correct by the subject thereof.  Within fifteen (15) days following written request by the Lessor, the Lessee shall provide the Lessor with copies of the Lessee's and Guarantor's financial statements for the end of the most recent quarter of the Lessee's and Guarantor's fiscal years, and the Lessee's and Guarantor's financial statements (including year to date information) for the end of the month preceding Lessor's request.  In each case, such financial statement shall meet all of the preceding requirements for annual financial statements.  The Lessee's failure to deliver the financial statements contemplated hereby within the time specified shall constitute a material default by the Lessee under this Lease.

17.30      Supersedes Proposal to Lease.  This Lease supersedes any proposals regarding the leasing of the Premises, whether written or oral, and any such proposals will be terminated, and of no force or effect, effective upon the execution of this Lease.

17.31      Construction.  The provisions of this Lease should be liberally construed to effectuate its purposes.  The language of all parts of this Lease shall be construed simply according to its plain meaning and shall not be construed for or against either party, as each party has participated in the drafting of this Lease and had the opportunity to have their counsel review it.  Whenever the context and construction so requires, all words used in the singular shall be deemed to be used in the plural, all masculine shall include the feminine and neuter, and vice versa.

17.32      Non-Disturbance Agreement.  If requested by Lessee, Lessor deliver a Non-Disturbance and Attomment Agreement in the form attached hereto as Exhibit E, which is incorporated by this reference.

17.33      Consent.  Unless herein provided, whenever a consent, or approval ( the “approval”) is required, such approval shall not be unreasonably withheld.  Unless provision is made for a specific time period, each response to a request for an approval shall be given by the party to whom directed within fifteen (15) days of receipt.  Each disapproval shall be in writing and the reasons shall be clearly stated.

18.          CONSTRUCTION OF TENANT IMPROVEMENTS

18.1        Tenant Improvements.  Lessor shall deliver possession of the Premises to Lessee in its current “AS IS” condition and Lessee shall be responsible for the design and construction of the Tenant Improvements (as defined herein) for the Premises.  Lessor shall have the right to review and approve Lessee's plans for the Tenant Improvements, which approval shall not be unreasonably withheld.  Tenant Improvements shall include all improvements serving or located within the Premises, including without limitation, framing of demising walls for the Premises, drywalling, taping and painting of the interior surfaces of such demising walls, interior drywall partitions and walls, flooring and carpeting, interior doors and glass, cabinets, built-in fixtures and furnishings, electrical or other utilities, a proportionate share (based on useable area) of the building's VAV-HVAC system, VAV-HVAC mixing boxes, distribution ducting, vents and outlets, surface mounted electrical and plumbing fixtures and electrical outlets, acoustical tile, drop ceilings and all other improvements made to the Premises (the “Tenant Improvements”).  The Tenant Improvements shall include, without limitation, construction of a new “Quality Main Entrance” to the Building at a cost of approximately One Hundred Thousand dollars ($100,000.00) and windows along the south facing wall of the Building costing not less than One Hundred Thousand dollars ($100,000.00).  Lessee shall be responsible for the payment of all Tenant Improvements in advance including, but not limited to, design fees, permits and all other expenses in connection therewith.  The Tenant Improvements shall be in compliance with all applicable building codes and insurance requirements.  Lessor shall review and approve or disapprove Lessee's plans within ten (10) days from the date such plans are delivered to Lessor.  If the Lessor does not act within the ten (10) days, Lessee shall deliver a second written notice to Lessor, which shall state that if Lessor fails to respond within five (5) business days after receipt of such notice, such failure to act shall be deemed to be approval of Lessee's plans. If Lessee delivers such second notice pursuant to this Section and Lessor fails to respond within five (5) business days after receipt of such notice, such failure to act shall be deemed to be approval of Lessee's plans.  If Lessor's disapproves Lessee's plans, Lessor's notice of disapproval shall state the reasons for Lessor's disapproval with reasonable particularity.  Upon delivery of possession of the Premises to Lessee, Lessee shall be responsible for the payment of all utility costs and shall be in place all of the insurance required under the terms of this Lease and shall provide evidence thereof to the Lessor prior to commencing construction of the Tenant Improvements.  Lessee shall cause all of the Lessee's Improvements to be diligently prosecuted and completed and shall not delay substantial completion of the Premises or the Commencement Date.

18.2        Tenant Improvement Allowance.

(a)           Lessor agrees to provide to Lessee a tenant improvement allowance of Two Million One Hundred Thousand Dollars ($2,100,000.00) (the “Tenant Improvement Allowance”).  The Tenant Improvement Allowance shall be applied to the costs of the Tenant Improvements (including hard construction costs, soft costs and all architectural, space planning, engineering and consultant fees) and all charges for permits and governmental or quasi-governmental fees necessary or appropriate in connection with the Tenant Improvements (the “Tenant Improvement Expenses”).  Lessee shall pay all Tenant Improvement Expenses in excess of the Tenant Improvement Allowance (“Lessee's Share”).  Lessee shall provide Lessor with a copy of the signed construction contract for the Tenant Improvements.  Lessee's Share shall include, without limitation, the increase in the Tenant Improvement Expenses as a result of any and all change orders, which shall be paid by Lessee.  The Tenant Improvement Allowance shall not be payable by Lessor until Lessor has paid the full amount of Lessee's Share toward the Tenant Improvement Expenses.  In the event of any change orders following Lessor's commencement of payment of the Tenant Improvement Allowance, Lessee shall pay the increase in the Tenant Improvement Expenses pursuant to such change orders prior to and as a condition to further payment of the Tenant Improvement Allowance.

(b)           Following full payment of Lessee's Share, Lessee may request payment of the Tenant Improvement Allowance not more than once every month (“Payment Request Period”) for costs actually incurred by Lessee for the Tenant Improvement Expenses in accordance with the approved plans and specifications [less ten percent (10%) retention].  Each such request shall be made by Lessee utilizing a standard AIA payment request form to be completed, signed and furnished to Lessor, together with copies of contracts, invoices, and original completed and signed conditional waiver and mechanics' lien releases for the current payment period and unconditional waiver and mechanic's lien releases for all prior payment periods from all subcontractors and contractors who perform labor or supply materials in connection with Tenant Improvements.  Each such payment request shall be subject to Lessor's and Lessor's lender's approval, which shall not be unreasonable withheld.  Lessor may withhold only that portion of any payment not properly documented or for work which fails to conform with the approved plans and specifications or is otherwise in dispute.  Within twenty (20) days after receipt of each such request which is in accordance with the provisions of this paragraph and approved by Lessor and Lessor's lender, Lessor shall pay such request.  If Lessor disputes any payment request by Lessee, Lessor agrees to instruct its lender to pay the undisputed amount requested by Lessee.  Lessor shall promptly pay any disputed amount upon resolution of such dispute in favour of Lessee.  Lessor shall have the right to have its architect or its appointed representative inspect the Tenant Improvements in order to determine whether the work has been performed in accordance with plans and specifications prior to Lessor approving any payment request by Lessee.  Lessor's inspection of the Tenant Improvements and /or approval of Lessee's payment request shall not be deemed to be an acceptance by the Lessor of defective work.  All progress payments shall be subject to a ten percent (10%) retention.

(c)           Final payment of the Tenant Improvement Allowance shall be made within thirty-five (35) days after completion of the Tenant Improvements, and a notice of completion ahs been recorded, subject to Lessee providing Lessor with as-built plans for the Tenant Improvements, a certificate of occupancy and unconditional mechanics' lien releases from all contractors and subcontractors performing work or providing materials in connection with the Tenant Improvements.

(d)           The payment terms shall be subject to Lessor's leader's requirements and may be modified as reasonably requested by Lessor's lender, provided any such modifications requested by Lessor's lender do not materially and adversely affect Lessee's rights or obligations under this Lease.

EXHIBIT A

SITE PLAN FOR INITIAL PREMISES

A-1

BUILDING CP-3

CAMPUS POINTE

EXHIBIT A - INITIAL PREMISES

[BUILDING CP-3 CAMPUS POINTE GRAPHIC]

EXHIBIT A-1

SITE PLAN FOR REMAINING PREMISES

A-1-1

BUILDING CP-3

CAMPUS POINTE

EXHIBIT A - INITIAL PREMISES

[BUILDING CP-3 CAMPUS POINTE GRAPHIC]

EXHIBIT B

CONFIGURATION OF PROJECT,

LOCATION OF BUILDING(S), PREMISES

AND ASSOCIATED COMMON AND PARKING AREAS

B-1

BUILDING CP-3

CAMPUS POINTE

EXHIBIT B - SITE PLAN

[BUILDING CP-3 CAMPUS POINTE GRAPHIC]

ONE & SEVEN SOUTH LOS CARNEROS

SITE PLAN

[SITE PLAN GRAPHIC]

EXHIBIT C

RULES AND REGULATIONS

1.             Except as otherwise provided in Section 17.17, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice to and at the expense of Lessee.

All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by Lessor.

Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.             The directory of name identification of the Building, if any, will be provided exclusively for the display of the names and location of Lessee and other tenants in the Building, and Lessor reserves the right to exclude any other names therefrom.

3.             All sidewalks, halls, passages, exits, entrances of the Building, if any, shall not be obstructed by any lessee or used by him for any purpose other than for ingress to an egress from his respective Premises.  The halls, passages, exits, entrances, elevators, stairways, balconies and pool are not for the use of general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee’s business unless such persons are engaged in illegal activities.  No lessee and no employee or invitee of any lessee shall go upon the roof of the Building without the prior consent of Lessor.  For purposes of Lessee’s obligations, if any, of repair and maintenance of the heating, ventilating and air conditioning systems of the Premises, Lessee shall use a maintenance firm selected or designated by Lessor unless Lessee demonstrates by written evidence reasonably satisfactory to Lessor that the rates quoted by such firm for such work are not competitive with rates quoted by one or more other firms which Lessee proposes to use.

4.             Lessee may install new or additional locks or any bolts on any door of the Premises; however, Lessee shall provide Lessor with access to the Premises in the event of an emergency access requirement upon one hour notice.

5.             Lessee shall not overload the floor of the Premises or mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

6.             Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building.

7.             Lessee shall be entitled to install a cafeteria/dining area for the use of Lessee’s employees and invitees and ordinary office purposes.  The Premises shall not be used for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

8.             Other than customary office cleaning and janitorial supplies used in reasonable quantities and stored in a proper manner allowed by governmental ordinances and in a manner consistent with Article 5.4 of this Lease, Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material except in connection with Lessee’s permitted use of the Premises under this Lease and in strict conformance with applicable law, or use any method of heating or air conditioning other than that supplied by Lessor.  Any permitted corrosive, flammable or other special wastes shall be handled for disposal as director by Lessor.

9.             Each lessee, upon the termination of his tenancy, shall deliver to Lessor the keys of offices, rooms and toilet rooms, if any, which shall have been furnished the lessee or which the lessee shall have had made, and in the event of loss of any keys so furnished, shall pay Lessor therefor.

10.           No lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Lessor.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

11.           Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee’s employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by other tenants or occupants of the Building or Lessor.

12.           Lessor reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

13.           Requirements of Lessee as to any matters within Lessor’s obligations pursuant to its Lease will be attended to only upon application at Lessee’s address for notices.  Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Lessor, and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.

14.           Lessor shall have the right, exercisable without notice and without liability to Lessee (other than reimbursement of costs actually incurred by Lessee in the revision of any stationery or promotional materials), to change the name and street address of the Building of which the Premises are a part, but the street address shall not be changed unless required by a governmental agency.

15.           Lessee shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

16.           Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

17.           Lessee’s use of the common areas shall be limited to access and parking purposes and under no circumstances shall Lessee be permitted to store any goods or equipment, conduct any operations, or construct or place any improvements, barriers or obstructions in the common areas, or otherwise adversely affect the appearance thereof.

18.           Canvassing, soliciting and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same.

19.           Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of its Premises, provided Lessee may install an antenna or other communications devise on the roof of the Premises with Lessor’s prior written consent, which shall not be unreasonably withheld, provided (i) such antenna or devise is adequately screened with materials consistent with other materials of the Premises and Building, (ii) Lessee has received all permits and approvals from governmental agencies having jurisdiction for the construction thereof, (iii) Lessee shall bear all costs, expenses and damages (including roof leaks) resulting from such installation, and (iv) Lessee shall indemnify, protect, defend and hold Lessor harmless from and against any claims, demands, costs or expenses(including reasonable attorney’s fees) incurred by Lessor to the extent resulting from the installation and/or operation of such equipment.  Upon the expiration or earlier termination of this Lease, Lessee shall, upon Lessor’s written request, remove the antenna or communications devise and promptly repair all damage caused by such removal.

20.           Lessor reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its reasonable judgment may be necessary for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein.  Lessee agrees to abide by all such Rules and Regulations which are adopted.

EXHIBIT D

GUARANTEE OF LEASE

THIS GUARANTEE OF LEASE (“Guarantee”) is entered into as of the 15th day of NOVEMBER, 1999, by INAMED CORPORATION, a Delaware corporation, whose address is 5540 EKWILL, SANTA BARBARA, CA 93111  (“Guarantor”) for the benefit of ROCKBER PARTNERS, LLC, a Delaware limited liability company (“Lessor”), with reference to the following facts:

A.            Lessor and McGhan Medical Corporation, a California corporation (“Lessee”) have entered or will enter into a lease of even date herewith (the “Lease”).

B.            By its covenants herein set forth, Guarantor has induced Lessor to enter into the Lease with Lessee, which was made and entered into in consideration for Guarantor’s covenants.

1.             Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Lessor and its successors and assigns the full and punctual payment, performance and observance by Lessee, of all of the terms, covenants and conditions in the Lease contained on Lessee’s part to be kept, performed or observed.

2.             If Lessee shall at any time default in the performance or observance of any of the terms, covenants or conditions in the Lease contained on Lessee’s part to be kept, performed or observed, Guarantor will keep, perform and observe same, as the case my be, in the place and stead of Lessee.

3.             Any act of Lessor, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extension of time to Lessee, may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

4.             The obligations of Guarantor hereunder shall not be released by Lessor’s receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Lessee’s part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

5.             The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Lessee in any creditor’s receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee’s liability under the Lease resulting from the operation of any present or future provision of the National Bankruptcy Act or other statue or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Lessee; (e) any disability or other defense of Lessee; (f) the cessation from any cause whatsoever of the liability of Lessee; (g) the exercise by Lessor of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

6.             Guarantor further agrees that it may be joined in any action against Lessee in connection with the obligations of Lessee under the Lease and recovery may be had against Guarantor in any such action.  Lessor may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Lessee or its successors and assigns, or pursue any other remedy or apply any security it may hold, and Guarantor hereby waives all right to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any and all surety or other defenses in the nature thereof including, without limitation, the provisions of California Civil Code Sections 2845 through 2856 or any similar, related or successor provision of law.

7.             Until all the covenants and conditions in the Lease on Lessee’s part to be performed and observed, are fully performed and observed, Guarantor (a) shall have no right of subrogation against Lessee by reason of any payments or performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Lessee now or hereafter held by Guarantor to the Obligations of Lessee to Lessor under the Lease.

8.             If Lessor desires to sell, finance or refinance the Center, or any part thereof, Guarantor hereby agrees to deliver to any lender or buyer designated by Lessor such financial statements of Guarantor as may be reasonably required by such lender or buyer.  Such statements shall include the past three (3) years’ financial statements of Guarantor.  All such financial statements shall be received by Lessor in confidence and shall be used only fro the foregoing purposes.

9.             This Guarantee shall apply to the Lease, any extension, renewal, modification or amendment thereof and to any assignment, subletting or other tenancy thereunder or to any holdover term following the term granted under the Lease or any extension or renewal thereof, regardless of whether Guarantor consents thereto or receives notice thereof.

10.           In the event this Guarantee shall be held ineffective or unenforceable by any court of competent jurisdiction or in the event of any limitation of Guarantor’s liability hereunder other than as expressly provided herein, then Guarantor shall be deemed to be Lessee under the Lease with the same force and effect as if Guarantor were expressly named as a joint and several Lessee therein with respect to the obligations of Lessee thereunder hereby guaranteed.

11.           In the event of any litigation between Guarantor and Lessor with respect to the subject matter hereof, the unsuccessful party to such litigation agrees to pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys’ fees and expenses.

12.           No delay on the part of Lessor in exercising any right hereunder or under the Lease shall operate as a waiver of such right or of any other right of Lessor under the Lease or hereunder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to a waiver of the same or any other right on any future occasion.

13.           If there is more than one undersigned Guarantor, the term Guarantor, as used herein, shall include all of the undersigned; each and every provision of this Guarantee shall be binding on each and every one of the undersigned jointly and severally liable hereunder; and Lessor shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

14.           This instrument constitutes the entire agreement between Lessor and Guarantor with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Lessor.

15.           This Guarantee shall be governed by and construed in accordance with the laws of the State of California.

16.           Notice hereunder shall be in writing and shall be effective upon personal service or five (5) days after deposit thereof in the United States Mail, registered or certified delivery, return receipt requested, to the other party at its above address, except that under no circumstances shall Lessor be obligated to give Guarantor any notice not specifically required to be given by Lessor pursuant to this Guarantee.  Either party may by notice given as aforesaid designate a different address for notice purposes.  Any action to declare or enforce any rights or obligations under the Lease may be commenced by Lessor in the Superior Court of the Country in which the center is located.  Guarantor hereby consents to the jurisdiction of such court for such purposes and agrees that any notice, compliant or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guarantee.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the date first above written.

“GUARANTOR”

INAMED CORPORATION,
a Delaware corporation

By:	/s/ Richard G. Babbitt
Name and Title:	CHAIRMAN & CEO
Address:

EXHIBIT E

Recording Requested By:

When Recorded, Mail To:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the     day of          , 199 , by and between           , with its principal office at        , (hereinafter called “Beneficiary”),                         , with its principal office at               , (hereinafter called “Lessor”) and               , having its principal office at               (hereinafter called “Lessee”);

W I T N E S S E T H

WHEREAS, Lessee has heretofore under date of                 by a written lease (hereinafter called the “Lease”) leased from Lessor all or part of certain real estate and improvements thereon, located at                        (hereinafter called the “Demised Premises”); and

WHEREAS, Lessor has encumbered the Demised Premises as security for a loan from Beneficiary to Lessor (the “Deed of Trust”); and

WHEREAS, Lessee, Lessor and Beneficiary have agreed to the following as respects their mutual rights and obligations pursuant to the Lease and the Deed of Trust;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.             Lessee’s interest in the Lease and all rights of Lessee thereunder Lease shall be and hereby are declare subject and subordinate to the Deed of Trust upon the Demised Premises.  The term “Deed of Trust” as used herein shall also include any amendment, supplement, modification, renewal or replacement thereof.

2.             In the event of a foreclosure or conveyance in lieu of foreclosure, and provided that the Lease, immediately prior to such foreclosure or conveyance in lieu of foreclosure, shall have been in full force and effect and Lessee shall not then be in default thereunder beyond any grace period therein provided for curing the same, then in any of such events, Lessee shall not be made a party in any action or proceeding to remove or evict Lessee or to disturb its possession, nor shall the leasehold estate of Lessee created by the Lease be affected in any way, and the Lease shall continue in full force and effect as a direct lease between Lessee and Beneficiary.

3.             After the receipt by Lessee of notice from Beneficiary or any foreclosure or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Beneficiary as its substitute Lessor, and having thus attorned, Lessee’s possession shall not thereafter be disturbed providing, and as long as, it shall continue to pay annual rental under the Lease, and otherwise observers or performs the covenants, terms and conditions of the Lease to be observed and performed by Lessee thereunder.  Any such attornment and recognition of a substitute Lessor shall be upon all of the terms, covenants, conditions and agreements as are then set forth in the Lease except as otherwise stated herein.

4.             Lessee shall not prepay any of the rents or income from the Demised Premises for more than one month except with the written consent of Beneficiary.

5.             In no event shall Beneficiary be liable for any prior act or omission of the Lessor except Lessee shall retain all rights and remedies available to Lessee against the Lessor at law or pursuant to the Lease.  Nor shall Beneficiary be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omissions of Lessor occurring prior to Beneficiary’s obtaining possession of the Demised Premises, unless Lessee shall have delivered, concurrently with the notice to Lessor, written notice to Beneficiary of the deficiencies which gave rise to such offset and permitted Beneficiary, without the obligation to cure such defaults or take such action, such time in addition to that which Lessor is entitled under the Lease as my be reasonably necessary to cure such defaults or take such action, provided Beneficiary has indicated its intention to cure or take action and pursues the same with diligence.

6.             No conveyance by Lessor of its interest in the Demised Premises shall insofar as Beneficiary, its successors and assigns are concerned, cause the fee simple ownership of the Demised Premises and the Lessee’s leasehold estate created by the Lease to merge, but said estate shall remain separate and distinct notwithstanding the union of such estates in Beneficiary, Lessee or any third party by reason of purchase or otherwise.

7.             Beneficiary has received an assignment of the Lease and the Lease may not be amended or altered and Lessee may not be released therefrom or from any of its obligations except with the written consent of Beneficiary or as provided for Sections           , or elsewhere in the Lease.

8.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale.

IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

MCGHAN MEDICAL CORPORATION
Lessee
By:	/s/ C. S. Eschbach
By:

Beneficiary
By:

By:

Lessor
By:
By:

EXHIBIT B TO LANDLORD ESTOPPEL

SUBORDINATION, ATTORNMENT
AND NONDISTURBANCE AGREEMENT

[Attached]

Recording Requested By:	Recorded	REC FEE 55.00
Official Records
Fidelity National Title	County Of
When Recorded, Return to:	SANTA BARBARA
Real Estate Loan Servicing Department	KENNETH A. PETTIT
Santa Barbara Bank & Trust	Recorder
P. O. Box 128	LARRY G. HERRERA
Santa Barbara, CA 93101	Assistant	BGC
	08:00AM 09-fEB-2000	Page 1 of 17
Loan No. 99-1498

(Space above this line for Recorder’s use

SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT

(subordination to new financing by existing lessee)

NOTICE: THIS AGREEMENT CONTAINS A SUBORDINATION CLAUSE

WHICH MAY RESULT IN YOUR LEASEHOLD INTEREST IN THE PROPERTY

BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME

OTHER OR LATER SECURITY INSTRUMENT.

THIS AGREEMENT, dated for reference purposes of the 22ND day of JANUARY, 2000, is entered by and by and among MCGHAN MEDICAL CORPORATION, a California Corporation (herein, the “Lessee”), ROCKBER PARTNERS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, (herein, the “Borrower” or the “Lessor”), and SANTA BARBARA BANK & TRUST, a California corporation (herein, the “Lender”), and is made with reference to the following facts:

RECITALS:

A.            Lender has agreed to make a loan (herein, the “Loan”) to Borrower, to be evidenced by a promissory note (the “Note”), the payment of which will be secured by a Deed of Trust (the “Deed of Trust”) on that certain real property more particularly described in Exhibit A, attached hereto and by this reference incorporated herein, and any improvements situated thereon (herein, the “Property”).

B.            Lessee is the present lessee under that certain lease in which Borrower is named as the Lessor date NOVEMBER 16, 1999, demising all or some portion of the Property to Lessee (such lease and all amendments thereto being referred to collectively herein as the “Lease”).

C.            The agreement pursuant to which Lender is making the Loan (herein, the “Loan Agreement”) requires the Deed of Trust be the senior encumbrance on the Property and further requires, as a condition precedent to Lender’s disbursement of the Loan proceeds, that Lessee subordinate the Lease and its interest in the Property in all respects to the lien of the Deed of Trust.

NOW, THEREFORE, for valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             LEASE TERMS

Lessor and Lessee (a) have completed and delivered to Lender concurrently with their execution and delivery of this Agreement a Summary of Lease Terms setting forth the salient terms and conditions of the Lease, and (b) certify that (i) the Summary of Lease Terms delivered to Lender is complete and correct, (ii) that the copy of the Lease attached to the Summary of Lease Terms is a true, correct and complete copy, and (iii) that there are no agreements or understandings between Lessor and Lessee with respect to the Lease or the rights of Lessee to use, occupy, develop and acquire the Property that is the subject of the Lease other than as set forth in the documents that are attached to such Summary.

2.             SUBORDINATION

2.1          PRIORITY OF DEED OF TRUST. The Lease is hereby subordinated to the Deed of Trust.  Accordingly, the leasehold estate arising under the Lease, and the rights of Lessee in, to or under the Lease and in and to the Property, are and shall remain in all respects and for all purposes junior and subordinate to (a) the lien of the Deed of Trust, (b) all advances made thereunder, (c) any and all amendments, supplements, modifications, renewals, extensions or replacements thereof, and (d) the rights and interest of the holder the Deed of Trust, as fully and with the same effect as if the Deed of Trust had been duly executed, acknowledged and recorded, and the indebtedness secured thereby had been fully disbursed, prior to the execution of the Lease or possession of the Property by Lessee or its predecessors-in-interest.

2.2          APPROVAL OF LOAN TERMS. Lessee consents to and approves (a) all provisions of the Note and the Deed of Trust in favor of Lender, and (b) all agreements, including but not limited to any loan or escrow agreements, between Borrower and Lender for the disbursement of the proceeds of such Loan.

2.3          DISBURSEMENT OF LOAN PROCEEDS. Lessee acknowledges that Lender is under no obligation or duty to monitor or supervise the application or use of the Loan proceeds.  Lender has made no representations to Lessee as to whom the Loan proceeds will be disbursed or how the proceeds will be applied or expanded.  Any application or use of the Loan proceeds for purposes other than as provided for by the Loan Agreement shall not defeat or impair in whole or in part the subordination of the Lease to the Deed of Trust.

2.4          RELIANCE BY LENDER. Lessee intentionally and unconditionally waives, relinquishes and subordinates the lease in favor of the lien or charge of the Deed of Trust in favor of Lender and

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understands that, in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but upon this waiver, relinquishment and subordination.

3.             WARRANTIES AND COVENANTS OF LESSOR AND LESSEE

3.1          ACCURACY OF LEASE SUMMARY. Lessor and Lessee each certify that (a) the Summary of Lease Terms completed and delivered to Lender concurrently with the execution of this Agreement is true, complete and correct, (b) that the copy of the Lease attached to the Summary is complete and correct, and (c) that there are no agreements or understandings between Lessor and Lessee with respect to the Lease or the rights of Lessee to use, occupy, develop and acquire the Property that is the subject of the Lease other than as set forth in the documents that are attached to such Summary.

3.2          PREPAID RENTS. Lessee shall not prepay, and Lessor shall not accept, any of the rents or income due under the Lease for more than one (1) month in advance, except with the written consent of Lender.

3.3          AMENDMENTS TO LEASE. Lessor and Lessee shall not alter, amend or terminate the Lease, or enter into an agreement for the cancellation of the Lease or a surrender of the leasehold estate, without the prior written consent of Lender.

3.4          ASSIGNMENT OF RENTS. The Deed of Trust contains an assignment by Lessor to Lender of Lessors interest in and to the rents and other payments due under the Lease, either absolutely or as additional security, subject to a license in favor of Lessor to collect such rents for so long as Lessor is not in default under any of the documents or instruments creating, evidencing, guaranteeing or securing the payment of the Loan (the “Loan Documents”).  Should Borrower default in the performance of its obligations under the Loan Documents, Lender may, at its option, require that all rents and other payments due under the Lease be paid directly to Lender.  Lessor hereby authorizes and directs Lessee, and the Lessee agrees, to remit any payments due under the terms of the Lease directly to Lender upon Lessee’s receipt of notice of any such default from Lender, Lessee shall be credited under the Lease for all amounts remitted to Lender pursuant to this Section 3.4.

3.5          LENDERS CURE RIGHTS.  Lessee shall not exercise any right to terminate the Lease, or to assert a claim of partial or total eviction, on account of an alleged default by the Lessor under the Lease, until (a) Lessee has given notice of such alleged default both to Lessor and Lender (a “Default Notice”) and (b) Lessor or Lender has failed to remedy the alleged default within the applicable cure period provided by the Lease.  In the case of any alleged default by Lessor that the Lender undertakes to remedy but which cannot practically be remedied without possession of the Property, Lender shall be provided with a cure period or a reasonable extension to any cure period in which to remedy the alleged default provided that Lender proceeds with reasonable diligence to obtain possession of the

3

Property and, upon obtaining possession of the Property, proceeds with reasonable diligence to cure the alleged default.

4.             RIGHTS AND DUTIES UPON ACQUISITION OF LESSORS INTEREST

Should Lender or any other person acquire the interests of the Lessor under the Lease by judicial or nonjudicial foreclosure or by a conveyance in lieu of foreclosure (a “Successor Lessor”), then:

4.1          ATTORNMENT BY LESSEE. Lessee will attorn to and recognize the Successor Lessor as the substitute Lessor under the Lease, and shall be bound such Successor Lessor under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, and any extensions or renewals thereof effected in accordance with the terms of the Lease.

4.2          LESSEE’S RIGHTS TO POSSESSION. So long as Lessee is not in default (beyond any period given to Lessee under the Lease, to cure defaults) in the payment of rent or other amounts owing under the Lease or in the performance of any of the terms, covenants or conditions of the Lease or this Agreement, neither Lender nor any other Successor Lessor shall disturb or interfere with Lessee’s possession of the Property or Lessee’s rights and privileges under the Lease, or any extensions or renewals thereof effected in accordance with the terms of the Lease.

4.3          PERFORMANCE OF OBLIGATIONS OF LESSOR. Successor Lessor shall perform the duties and obligations of the Lessor under the Lease to the extent that such duties and obligations arise after the date on which the Successor Lessor has acquired its interest and are susceptible of performance by the Successor Lessor, and subject to the provisions of this Section, Lessee shall have the same remedies against a Successor Lessor for a breach of the Lease as the Lessee would have had against the original Lessor.

4.4          UNCURED DEFAULTS. Should any default by a prior Lessor under the Lease remain uncured at the time that a Successor Lessor acquires title to the Property, Lessee will give the Successor Lessor such time as is reasonably required to remedy such default as provided by Section 3.5, above, provided the Successor Lessor proceeds with reasonable diligence to do so.  Lessee agrees, that notwithstanding any provision of the Lease to the contrary, (a) Lessee shall not be entitled to abate or offset against the rent any claims Lessee has against any prior Lessor, and (b) Lessee will not be entitled to cancel the Lease, or to exercise any other right or remedy available to Lessee under the Lease, unless and until Lender has been given notice of the default and reasonable opportunity to cure such default as provided herein, notwithstanding any prior failure by a prior Lessor to cure such default within a reasonable period of time after notice thereof.

4.5          NEW LEASE. If the acquisition by a Successor Lessor of the interests of the Borrower in the Property results of a termination of the Lease, then there shall be deemed to be created a new lease between Lessee and the Successor Lessor on the same terms and conditions as the Lease, including any renewal options, for the remainder of the term of the Lease.

4

4.6          RELEASE FROM LIABILITY UPON SALE.   A Successor Lessor shall automatically be released and discharged from all liability arising under the Lease from and after  the sale or other transfer of its interest in the Property.

5.             LIMITATION ON LIABILITY OF LENDER

Nothing in this Agreement herein shall be construed to be an assumption by Lender of any of the duties or obligations of Lessor under the Lease.  Lender shall not be liable for the performance of any duties or obligations of the Lessor unless and until Lender acquires Lessors interest in the Lease, and then only for as long as Lender holds such interest.

5.1          DEFAULT PRIOR TO ACQUIRING INTEREST.   Lessee shall have no claim against Lender or any other Successor Lessor resulting from, and neither Lender nor any other Successor Lessor shall be liable for, any act, omission and/or breach of the Lease by any prior lessor (including the Borrower) occurring prior to the date on which the Successor Lessor acquires title to the Property, or for the payment of damages or any other amount to which Lessee might be entitled by reason of any such act or omission.

5.2          PREPAID RENTS AND SECURITY DEPOSITS.  A Successor Lessor shall not be liable for (a) any security deposit or prepaid rent except to the extent actually received by Lender from Borrower, or (b) any rent or additional rent which Lessee has paid for more than the then-current installment.

5.3          CERTAIN OBLIGATIONS.  A Successor lesser shall not be bound by:

5.3.1  Any amendment to the Lease made without Lender’s consent; or

5.3.2  Any provisions of the Lease regarding the commencement or completion of any construction.

5.3.3  Any provision of the Lease relating to the application of insurance or condemnation proceeds or the restoration of the Property by the Lessor upon the occurrence of a casualty loss thereto or a taking thereof, if such provision is inconsistent with the provisions of the Deed of Trust, to the extent that such provision purports to give the Lessor or the Lessee access to (a) the insurance or condemnation proceeds if Lender’s security is impaired and the Property cannot be restored in manner that provides Lender with continuing security comparable in nature and value to the security that existed prior to the damage, destruction or taking or, (b) surplus insurance proceeds if the Lessor or Lessee are permitted to utilize the insurance or condemnation proceeds to restore the Property to a usable condition.

6.             GENERAL PROVISIONS

6.1          SUCCESSORS AND ASSIGNS.  This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon the parties hereto and their respective heirs, administrators, representatives, successors, assigns and personal representatives, including without

5

limitation each and every holder of the Lease or any other person having an interest therein and shall insure to the benefit of the Lender and its successors and assigns.

6.2          MERGER OF INTERESTS.  If both the Lessor’s and the Lessee’s estates in the Property or the improvements or both become vested in the same owner, the Lease shall nonetheless survive and shall not be terminated by the merger of such estates except at the express written election of Lender.

6.3          ADDITIONAL DOCUMENTS.  Lessee’s attornment to and recognition of a Success Lessor shall be upon all of the terms, covenants and conditions set forth in the Lease, as modified by this Agreement, and shall be effective immediately upon Lender’s succeeding to the interest of the Lessor under the Lease.  Upon request of either party, Lessee and the Successor Lessor shall execute and deliver appropriate agreements of attornment and recognition, or any new lease called for by Section 4.5, above, but this Agreement shall be self-executing and no such separate agreements shall be required to effectuate Lessee’s recognition of and attornment to a Successor Lessor as provided herein.

6.4          NOTICES.  Any notices permitted or required hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivery of a legible copy was made personally or by facsimile transmission, or (b) on the third business day after the date on which mailed by registered or certified mail, return receipt requested, addressed to the party for whom intended at the address set forth on the signature page of this agreement or such other address, notice of which is given as provided herein.

6.5          MODIFICATION OR AMENDMENT.  This Agreement may not be amended or modified in any manner other than by agreement in writing signed by all of the parties hereto.

(Signatures appear on the following page)

6

IN WITNESS WHEREOF, the parties hereto have each caused this Subordination, Nondisturbance and Attornment Agreement to be executed on the dates set forth below.

NOTICE:  THIS AGREEMENT CONTAINS A SUBORDINATION CLAUSE
WHICH ALLOWS THE LESSOR UNDER YOUR LEASE TO OBTAIN A LOAN,
A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES
THAN IMPROVEMENT OF THE LEASED PROPERTY

LESSEE:		BORROWER:

Date: JANUARY 22, 2000		Date: FEBRUARY 7, 2000

MCGHAN MEDICAL CORPORATION, A		ROCKBER PARTNERS, A DELAVWARE
CALIFORNIA CORPORATION		LIMITED LIABILITY COMPANY

By :	/s/ C. S. Eschbach	BY: LOS CARNEROS INVESTORS, LLC, A
C. S. ESCHBACH, PRESIDENT & CEO		CALIFORNIA LIMITED LIABILITY
COMPANY, ITS MEMBER
BY: BERMANT DEVELOPMENT, A
Address for Notices:		CALIFORNIA CORPORATION, ITS
7 SOUTH LOS CARNEROS ROAD		MANAGER
SANTA BARBARA, CA 93101
		BY:	/s/ Jeffrey C. Bermant
JEFFREY C. BERMANT, PRESIDENT

		BY:	/s/ Arthur F. Burke
ARTHUR F. BURKE, CHIEF FINANCIAL
OFFICER

Address for Notices:
5383 hollister avenue, suite 150
santa barbara, ca 93111

7

LENDER:

Santa Barbara Bank & Trust
a California corporation
By:	/s/ DONALD F. RAPP
DONALD F. RAPP,
SENIOR VICE PRESIDENT

Address for Notices:
Real Estate Loan Servicing Department
Santa Barbara Bank & Trust
P. O. Box 128
Santa Barbara, CA 93102

8

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}
} ss.
County of	SANTA BARBARA	}

On	2/7/00	, before me,	ROBERT RAMIREZ	,
Date	Name and Title of Officer (e.g., “Jane Doe, Notary Public”)

personally appeared	JEFFREY C. BERMANT & ARTHUR F. BURKE	,
Name(s) of Signer(s)

☒ personally known to me
☐ proved to me on the basis of satisfactory evidence

[NOTARY PUBLIC SEAL]

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the persons(s) acted, executed the instrument.

WITNESS my hand and official seal.

Place Notary Seal Above	/s/ [ILLEGIBLE]
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer
Signer’s Name:		RIGHT
THUMBPRINT
☐ Individual		OF SIGNER
☐ Corporate Officer – Title(s):		top of thumb here
☐ Partner – ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other :

Signer is Representing:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California			}
} ss.
County of	SANTA BARBARA		}

On	Jan. 26, 2000	, before me,	Martee Molnar, Notary Public ,
Date			Name and Title of Officer (e.g., “Jane Doe, Notary Public”)

personally appeared			C. Scott Eschbach ,
Name(s) of Signer(s)

☒ personally known to me
☐ proved to me on the basis of satisfactory evidence

[NOTARY PUBLIC SEAL]

to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacitiy, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Place Notary Seal Above	/s/ Martee Molnar
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer
Signer’s Name:		RIGHT
THUMBPRINT
☐ Individual		OF SIGNER
☐ Corporate Officer – Title(s):		Top of thumb here
☐ Partner – ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer is Representing:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}
} ss.
County of	SANTA BARBARA	}

On	Feb. 8, 2000	, before me,	Blanca Rivas	,
Date	Name and Title of Officer (e.g., “Jane Coe, Notary Public”)

personally appeared	Donald E. Rapp	,
Name(s) of Signer(s)

☒ personally known to me
☐ proved to me on the basis of satisfactory evidence

[NOTARY PUBLIC SEAL]

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument

WITNESS my hand and official seal.

Place Notary Seal Above	/s/ Blanca Rivas
Signature of Notary Public

OPTIONAL

Though the information below  is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Title or Type of Document:	S. W. A. A.

Document Date:	1/22/00	Number of Pages:	14

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer
Signer’s Name:			RIGHT
THUMBPRINT
☐ Individual			OF SIGNER
☐ Corporate Officer – Title(s):			Top of thumb here
☐ Partner – ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer is Representing:

ATTACHED TO SUBORDINATION AGREEMENT	/s/	CSE
ROCKBER PARTNERS, LLC
January 22, 2000	/s/	JCB
073-330-17
	/s/	AFB

EXHIBIT “A”

Those portions of the Rancho Los dos Pueblos, situated in the County of Santa Barbara, State of California, described as follows:

PARCEL ONE:

Beginning at the Northwesterly corner of the tract of land described as Parcel One in the deed from Transamerica Title Insurance Company to the County of Santa Barbara, recorded April 9, 1965 as Instrument No. 12686 in Book 2099, Page 553 of Official Records, records of said County; said point being a  point in the Northerly line of the 210.278 acre parcel shown as Parcel Two on the map of a survey filed in Book 62, pages 79 and 80 of Record of Surveys, in the office of the County Recorder of said County; thence first, South 0°18’02” West, leaving said Northerly line and along the Westerly line of said Parcel One and the Westerly line of Los Carneros Road 306.84 feet to an angle point in said line; thence second, South 4°50’28” East, continuing along said Westerly line, 195.61 feet to an angle point in said line;  thence third, South 1°06’45” East continuing along said line 260.24 feet to the beginning of a non-tangent curve concave Westerly, having a delta of 27°44’28” and a radius of 945.00 feet, the radial to said point bears south 88°56’56” East; thence fourth, Southerly, continuing along said line and the arc of said curve, 457.54  feet to the end of said curve; thence fifth, South 24°05’37” West, continuing along said line, 61.20 feet to an angle point in said line; thence sixth, South 28°47’32” West, continuing along said Westerly line 248.07 feet to a point from which center line station 112 + 51.95 of Los Carneros Road bears South 61°12’28” East, 50.00 feet; thence seventh, North 61°12’28” West, leaving said Westerly line, 48.81 feet to the beginning of a curve concave Southerly, having a delta of 39° 14’44” and a radius of 1000.00 feet; thence eighth, Westerly, along the arc of said curve, 684.96 feet to the end of said curve; thence ninth, South 79°32’48” West at 35.85 feet, point “A”, a distance of 521.44 feet to the beginning of a curve concave Southeasterly, having a delta of 25°52’40” and a radius of 500.00 feet; thence tenth Westerly along the arc of said curve, 225.83 feet to the end of said curve; thence eleventh South 53°40’08” West, 171.08 feet to a point in the center line of a sanitary sever easement described as Parcel “C” in the deed from Transamerica Title Insurance Company to the Isla Vista Sanitary District recorded November 4, 1966 as Instrument No. 35828 in Book 2171. Page 720 of Official Records, records of said County; thence twelfth North 36°19’00” West, along said center line, at 654.36 feet the intersection with the Northeasterly prolongation of the center line of Cortona Drive, according to the map of Tract No. 10212, Unit No. One, recorded in Book 58, Page 28 of Maps, in the office of the County Recorder of said County, said point being hereinafter referred to as point “B” a distance of 867.69 feet to the beginning of a curve concave Southwesterly having a delta of  27°40’49” and a radius of 1416.07 feet; thence thirteenth, Northwesterly, along the arc of said curve and said center line and its Northwesterly prolongation, 684.12 feet to the intersection of said prolongation with the Northerly line of the 210.278 acre parcel shown as Parcel Two on the map of a survey filed in Book 62, Pages 79 and 80 of Record of Surveys hereinbefore referred to,  said point being in the southerly line of the Southern Pacific Railroad Company right-of-way as shown on said map; thence fourteenth, North 74°34’00” East, along said Southerly line and the

Northerly line of said Parcel Two, a distance of 110.69 feet to the beginning of a taper curve that is concentric with and distant Southerly 50.00 feet from the taper 1/2 curve in the center line of said Southern Pacific Railroad Company right-of-way, as shown on said map of Parcel Two, hereinbefore referred to; thence fifteenth, Easterly, along said taper curve in said Southerly line to the beginning of a curve concave Southerly, having a delta of 8°08’00”  and a radius of 11,409.18 feet; thence radial to said point bears North 15°21’30” West; thence sixteenth, Easterly continuing along said Southerly line and the arc of said curve that is concentric with and distant Southerly 50.00 feet from the taper 1/2 curve in the center line of said Southern Pacific Railroad Company right-of-way as shown on said map of Parcel Two; thence seventeenth, Easterly, continuing along said taper curve; thence eighteenth, North 82°51’ East, continuing along said Southerly line 1,093.58 feet to the point of beginning.

EXCEPTING therefrom an undivided 1/2 interest in and to all oil, gas and other hydrocarbon substances and other minerals and mineral rights in and beneath said land as started in a  deed recorded March 14, 1957 as Instrument No. 5115 in Book 1435, Page 85 of Official Records.

ALSO EXCEPTING therefrom all oil, gas, and other hydrocarbon substances and other minerals and mineral rights in and beneath said land, provided however, that grantor, on its own behalf and on behalf of the grantees named in that certain deed dated March 11, 1957, executed by Thomas B. Bishop Company, a corporation, to Anna H. Bishop, et al., recorded March 14, 1957 as in Instrument No. 5115 in Book 1435, at Page 85 of Official Records, records of said County, their successors and assigns, does hereby waive and relinquish all rights to enter upon the surface of said land and any portion of the subsurface therof to a depth of 500 feet below said surface as stated in a deed recorded March 22, 1967 as Instrument No. 7856 in Book 2184, Page 1477 of Official Records.

PARCEL TWO:

A non-exclusive easement over, under, upon and through a strip of land, 32.00  feet wide, lying parallel and concentric with, adjacent to and Southerly of the seventh through eleventh courses hereinbefore described in Parcel One for road and public utility purposes.

PARCEL THREE:

A non-exclusive easement for road and public utility purposes over, under, upon and through a strip of land, 60.00 feet wide, lying 30.00 feet on each side of the following described center line:

Beginning at Point “B” hereinbefore described in Parcel One; thence South 49°35’39” West, 147.52 feet to the Northeasterly terminus of the center line of Cortona Drive, according to the map of tract No. 10212, Unit No. One, in the County of Santa Barbara, State of California, as shown on map filed in Book 58, Page 28 of Maps, in the office of the County Recorder of said County.

Please Complete and Sign

APPENDIX 1 TO

SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT

SUMMARY OF LEASE TERMS

TO:         SANTA BARBARA BANK & TRUST

                P. O. Box 128

                Santa Barbara, California 93101

THIS SUMMARY OF LEASE TERMS is being executed and delivered to Santa Barbara Bank & Trust (the “Lender”) by the Lessor and the Lessee identified in the Lease described below pursuant to the terms and conditions of a SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT in connection with a loan being made by the Lender to the Lesser under such Lease.

1.	BASIC LEASE DATA

1.1	LEASE DATED:	NOVEMBER 15, 1999

1.2	LANDLORD:	ROCKBER PARTNERS, LLC, A DELAWARE LIMITED
LIABILITY COMPANY

1	TENANT:	MCGHAN MEDICAL CORPORATION, A
CALIFORNIA CORPORATION

1.3	PROPERTY:	1 SOUTH LOS CARNEROS ROAD, GOLETA, CA
93117

1.4	COMMENCEMENT DATE:	The 11TH day of NOVEMBER , 1999.

2.	LEASE TERMS.

The Lease commenced on the date set forth in Section 1, above, and is in full force and effect.  The salient lease terms are as follows:

2.1          BASE RENT.   The amount of fixed monthly rent is currently $129,466.11. Rental payments and all other amounts owing under the lease have been paid for all periods through the      day of   N/A  19   .  FIRST MONTH’S RENT HAS BEEN PAID RENT INSTALLMENTS BEGIN MARCH 1, 2000.

2.2          Security Deposit.  The amount of the security deposit (if any) being held by Landlord under the Lease is $129,466.11  No other security deposits have been made, and none of the security deposit has been applied by Landlord to the payment of rents or any other amounts due under the Lease.

2.3          PREPAID RENT.  Landlord is holding the sum of $129,466.11 as prepaid rent, which is to be credited against the rent for the (☐ last) (8TH ) month of the lease term.

2.4          SCHEDULED EXPIRATION.  The current term of the Lease is scheduled to expire on the 12TH day of  DECEMBER, 2014 .

2.5          RENEWAL OPTIONS.  The Tenant has (☐ no renewal options) (☒) 2 renewal options under the Lease for a total of 10  years).  The term of the Lease cannot be extended beyond the 12TH day of DECEMBER, 2024.

2.6          CONCESSIONS AND INDUCEMENTS.  Tenant is not entitled to any free rent, partial rent, rebates, rental abatements, or rent concessions of any kind, other than (☐ none) (☐ the following):

FREE RENT FROM NOVEMBER 16, 1999 TO MARCH 1, 2000

2.7          TENANT OPTIONS. Tenant (☐ does) (☒ does not) hold an option or right of first refusal to purchase the all or any portion of the Property.

2.8          LANDLORD OPTIONS,  Landlord  (☒  does) (☐  does not) hold an option to purchase; the leasehold estate or to cancel the lease upon the happening of certain events or by giving the Tenant notice of cancellation.

2.9          LEASE MODIFICATIONS:  The Lease, has not been amended, modified, supplemented, extended, renewed or assigned except by the documents identified below:.

DESCRIPTION OF DOCUMENT (IF NONE, WRITE “None”)	DATE

2.10        COPY OF LEASE.  The Lease, as modified and amended to date, represents the entire agreement between the Landlord and the Tenant with respect to the occupancy and use of the Property by the Tenant.  A true, correct and complete copy of the lease and all of the of the amendments, modifications and supplements thereto is attached to this Certificate.

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3.             LEASE PERFORMANCE

3.1          POSSESSION.  Landlord has tendered possession of the Property to Tenant, and Tenant is in occupancy of the Property pursuant to the Lease.

3.2          PERFORMANCE BY TENANT.  As of the date on which this Certificate is being executed by the Landlord, there are no defaults by the Tenant under the Lease or events which with notice or the passage of time or both would constitute a default by the Tenant in the performance of any of its obligations, monetary or otherwise, under the terms of the Lease.

3.3          PERFORMANCE BY LANDLORD.  Landlord has completed any construction, buildout, improvements, alterations, or additions to the leased property required under the Lease.  As of the date on which this certificate is being executed by the  Tenant, there are no defaults by the Landlord under the Lease or events which with notice or the passage of time or both would constitute a default by the Landlord in the performance of any of its obligations under the terms of the Lease.

(Signatures appear on the following page)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Summary of Lease Terms on the dates set forth below with the knowledge and understanding that the Santa Barbara Bank & Trust will rely on the accuracy of the information contained in this Summary in making the proposed loan to Landlord.

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LANDLORD:		TENANT:

Date: JANUARY 22, 2000		Date: JANUARY 22, 2000

ROCKBER PARTNERS, A DELAWARE		MCGHAN MEDICAL CORPORATION, A
LIMITED LIABILITY COMPANY		CALIFORNIA CORPORATION

BY: LOS CARNEROS INVESTORS, LLC, A		By :	/s/ C. S. Eschbach
CALIFORNIA LIMITED LIABILITY		C. S. ESCHBACH, PRESIDENT & CEO
COMPANY, ITS MEMBER
BY: BERMANT DEVELOPMENT, A
CALIFORNIA CORPORATION, ITS
MANAGER

BY:	/s/ Jeffrey C. Bermant
JEFFREY C. BERMANT, PRESIDENT

BY:	/s/ Arthur F. Burke
ARTHUR F. BURKE, CHIEF FINANCIAL
OFFICER

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